                                                                     Exhibit 4.1
================================================================================


                          ABRAXAS PETROLEUM CORPORATION

                                   as Issuer,


                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                       and


                                U.S. BANK, N.A.,

                                                                      as Trustee


                                    INDENTURE

                          Dated as of January 23, 2003


                         11-1/2% Secured Notes due 2007


================================================================================

                              CROSS-REFERENCE TABLE

 TIA                                                                   Indenture
Section                                                                 Section
-------                                                                ---------
310(a)(1)...................................................................7.10
    (a)(2)..................................................................7.10
    (a)(3)..................................................................N.A.
    (a)(4)..................................................................N.A.
    (a)(5)..................................................................7.08; 7.10,
    ........................................................................7.11
    (b).....................................................................7.08; 7.10,
    .......................................................................10.02
    (c).....................................................................N.A.
311(a)......................................................................7.11
    (b).....................................................................7.11
    (c).....................................................................N.A.
312(a)......................................................................2.05
    (b)....................................................................10.03
    (c)....................................................................10.03
313(a)......................................................................7.06
    (b)(1)..................................................................N.A.
    (b)(2)..................................................................7.06
    (c).....................................................................7.06; 10.02
    (d).....................................................................7.06
314(a)......................................................................4.06; 4.08;
    .......................................................................11.02
    (b)....................................................................12.02
    (c)(1)..................................................................7.02, 10.04
    (c)(2)..................................................................7.02, 10.04
    (c)(3)..................................................................N.A.
    (d)....................................................................12.03
    (e)....................................................................10.05
    (f).....................................................................N.A.
315(a)......................................................................7.01(b)
    (b).....................................................................7.05; 10.02
    (c).....................................................................7.01(a)
    (d).....................................................................7.01(c)
    (e).....................................................................6.11
316(a)(last sentence).......................................................2.09
    (a)(1)(A)...............................................................6.05
    (a)(1)(B)...............................................................6.04
    (a)(2)..................................................................N.A.
    (b).....................................................................6.07
    (c).....................................................................9.04
317(a)(1)...................................................................6.08

    (a)(2)..................................................................6.09
    (b).....................................................................2.04
318(a).....................................................................10.01
    (c)....................................................................10.01

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table is not and shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                                                                                                        ARTICLE ONE
                                                                         DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS........................................................................................1
SECTION 1.02.  INCORPORATION BY REFERENCE OF TIA.................................................................20
SECTION 1.03.  RULES OF CONSTRUCTION.............................................................................20

                                                                                                        ARTICLE TWO
                                                                                                          THE NOTES

SECTION 2.01.  PRINCIPAL AMOUNT; FORM AND DATING.................................................................21
SECTION 2.02.  EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT..........................................22
SECTION 2.03.  REGISTRAR AND PAYING AGENT........................................................................22
SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST..............................................................23
SECTION 2.05.  HOLDER LISTS......................................................................................23
SECTION 2.06.  TRANSFER AND EXCHANGE.............................................................................23
SECTION 2.07.  REPLACEMENT NOTES.................................................................................24
SECTION 2.08.  OUTSTANDING NOTES.................................................................................24
SECTION 2.09.  TREASURY NOTES....................................................................................24
SECTION 2.10.  TEMPORARY NOTES...................................................................................24
SECTION 2.11.  CANCELLATION......................................................................................24
SECTION 2.12.  DEFAULTED INTEREST................................................................................25
SECTION 2.13.  CUSIP NUMBER......................................................................................25
SECTION 2.14.  DEPOSIT OF MONIES.................................................................................25
SECTION 2.15.  RESTRICTIVE LEGENDS...............................................................................26
SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.........................................................27
SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.......................................................................28

                                                                                                      ARTICLE THREE
                                                                                                         REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE................................................................................30
SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.................................................................30
SECTION 3.03.  OPTIONAL REDEMPTION...............................................................................30
SECTION 3.04.  NOTICE OF REDEMPTION..............................................................................31
SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION....................................................................31
SECTION 3.06.  DEPOSIT OF REDEMPTION PRICE.......................................................................31
SECTION 3.07.  NOTES REDEEMED IN PART............................................................................32

                                                                                                       ARTICLE FOUR
                                                                                                          COVENANTS

                                        i
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
SECTION 4.01.  PAYMENT OF NOTES..................................................................................32
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY...................................................................32
SECTION 4.03.  CORPORATE EXISTENCE...............................................................................32
SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.................................................................32
SECTION 4.05.  MAINTENANCE OF PROPERTIES AND INSURANCE...........................................................33
SECTION 4.06.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.........................................................33
SECTION 4.07.  COMPLIANCE WITH LAWS..............................................................................33
SECTION 4.08.  REPORTS TO HOLDERS................................................................................34
SECTION 4.09.  WAIVER OF STAY, EXTENSION OR USURY LAWS...........................................................34
SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.................................................................34
SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES........................................................35
SECTION 4.12.  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS...............................................35
SECTION 4.13.  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES......................36
SECTION 4.14.  LEVERAGE..........................................................................................36
SECTION 4.15.  CHANGE OF CONTROL.................................................................................36
SECTION 4.16.  LIMITATION ON ASSET SALES.........................................................................37
SECTION 4.17.  LIMITATIONS WITH RESPECT TO CAPITAL STOCK OF SUBSIDIARIES.........................................38
SECTION 4.18.  LIMITATION ON LIENS...............................................................................38
SECTION 4.19.  LIMITATION ON CONDUCT OF BUSINESS.................................................................39
SECTION 4.20.  ADDITIONAL SUBSIDIARY GUARANTEES..................................................................39
SECTION 4.21.  LIMITATION ON ABRAXAS WAMSUTTER, LTD..............................................................39
SECTION 4.22.  IMPAIRMENT OF SECURITY INTEREST...................................................................39
SECTION 4.23.  ACCOUNTING........................................................................................39
SECTION 4.24.  MAINTENANCE OF LIEN; ADDITIONAL COLLATERAL........................................................39
SECTION 4.25.  EXCESS CASH FLOW AND EXCESS CASH..................................................................40
SECTION 4.26.  LIMITATION ON EXPENDITURES FOR SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................40
SECTION 4.27.  LIMITATIONS ON CAPITAL EXPENDITURES...............................................................41
SECTION 4.28.  LIMITATION ON TAX SHARING ARRANGEMENTS............................................................42
SECTION 4.29.  LIMITATION ON USES OF CASH........................................................................42
SECTION 4.30.  PROCEEDS FROM ISSUANCES OF EQUITY AND SUBORDINATED DEBT...........................................43
SECTION 4.31.  FARMOUTS..........................................................................................44
SECTION 4.32.  CEO NOTE OPTIONS..................................................................................44
SECTION 4.33.  CONDUCT OF BUSINESS IN THE INTERIM PERIOD.........................................................45
SECTION 4.34.  CALCULATION OF ORIGINAL ISSUE DISCOUNT............................................................45

                                                                                                       ARTICLE FIVE
                                                                                              SUCCESSOR CORPORATION

SECTION 5.01.  MERGER, CONSOLIDATION AND SALE OF ASSETS..........................................................45
SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.................................................................46

                                                                                                        ARTICLE SIX
                                                                                                           REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.................................................................................46
SECTION 6.02.  ACCELERATION......................................................................................47

                                       ii
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
SECTION 6.03.  OTHER REMEDIES....................................................................................48
SECTION 6.04.  WAIVER OF PAST DEFAULTS...........................................................................48
SECTION 6.05.  CONTROL BY MAJORITY...............................................................................48
SECTION 6.06.  LIMITATION ON SUITS...............................................................................49
SECTION 6.07.  RIGHT OF HOLDERS TO RECEIVE PAYMENT...............................................................49
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE........................................................................49
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM..................................................................49
SECTION 6.10.  PRIORITIES........................................................................................49
SECTION 6.11.  UNDERTAKING FOR COSTS.............................................................................50
SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES................................................................50

                                                                                                      ARTICLE SEVEN
                                                                                                            TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.................................................................................50
SECTION 7.02.  RIGHTS OF TRUSTEE.................................................................................51
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE......................................................................52
SECTION 7.04.  TRUSTEE'S DISCLAIMER..............................................................................52
SECTION 7.05.  NOTICE OF DEFAULT.................................................................................52
SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.....................................................................53
SECTION 7.07.  COMPENSATION AND INDEMNITY........................................................................53
SECTION 7.08.  REPLACEMENT OF TRUSTEE............................................................................53
SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, Etc..................................................................54
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.....................................................................54
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER..................................................54
SECTION 7.12.  OTHER CAPACITIES..................................................................................54

                                                                                                      ARTICLE EIGHT
                                                                                 DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  TERMINATION OF ISSUER'S OBLIGATIONS...............................................................55
SECTION 8.02.  APPLICATION OF TRUST MONEY........................................................................56
SECTION 8.03.  REPAYMENT TO THE ISSUER...........................................................................56
SECTION 8.04.  REINSTATEMENT.....................................................................................57
SECTION 8.05.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE............................................................57

                                                                                                       ARTICLE NINE
                                                                                          MODIFICATION OF INDENTURE

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS........................................................................57
SECTION 9.02.  WITH CONSENT OF HOLDERS...........................................................................57
SECTION 9.03.  COMPLIANCE WITH TIA...............................................................................58
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.................................................................58
SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES..................................................................58
SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, Etc...................................................................58
SECTION 9.07.  EVIDENCE OF AMENDMENTS, SUPPLEMENTS, WAIVERS......................................................59

SECTION 9.08.  AMENDMENT OF INTERCREDITOR AGREEMENT..............................................................59

                                                                                                        ARTICLE TEN
                                                                                                      MISCELLANEOUS

SECTION 10.01.  TIA CONTROLS.....................................................................................59
SECTION 10.02.  NOTICES..........................................................................................59
SECTION 10.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.....................................................60
SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...............................................60
SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION....................................................60
SECTION 10.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR........................................................60
SECTION 10.07.  LEGAL HOLIDAYS...................................................................................61
SECTION 10.08.  GOVERNING LAW....................................................................................61
SECTION 10.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS....................................................61
SECTION 10.10.  NO PERSONAL LIABILITY............................................................................61
SECTION 10.11.  SUCCESSORS.......................................................................................61
SECTION 10.12.  DUPLICATE ORIGINALS..............................................................................61
SECTION 10.13.  SEVERABILITY.....................................................................................61
SECTION 10.14.  INDEPENDENCE OF COVENANTS........................................................................61
SECTION 10.15.  CURRENCY INDEMNITY...............................................................................62

                                                                                                     ARTICLE ELEVEN
                                                                                                 GUARANTEE OF NOTES

SECTION 11.01.  UNCONDITIONAL GUARANTEE..........................................................................62
SECTION 11.02.  LIMITATIONS ON GUARANTEES........................................................................63
SECTION 11.03.  EXECUTION AND DELIVERY OF GUARANTEE..............................................................63
SECTION 11.04.  RELEASE OF A SUBSIDIARY GUARANTOR................................................................63
SECTION 11.05.  WAIVER OF SUBROGATION............................................................................64
SECTION 11.06.  IMMEDIATE PAYMENT................................................................................64
SECTION 11.07.  NO SET-OFF.......................................................................................64
SECTION 11.08.  OBLIGATIONS ABSOLUTE.............................................................................64
SECTION 11.09.  OBLIGATIONS CONTINUING...........................................................................65
SECTION 11.10.  OBLIGATIONS NOT REDUCED..........................................................................65
SECTION 11.11.  OBLIGATIONS REINSTATED...........................................................................65
SECTION 11.12.  OBLIGATIONS NOT AFFECTED.........................................................................65
SECTION 11.13.  WAIVER...........................................................................................66
SECTION 11.14.  NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER..................................................66
SECTION 11.15.  DEALING WITH THE ISSUER AND OTHERS...............................................................66
SECTION 11.16.  DEFAULT AND ENFORCEMENT..........................................................................67
SECTION 11.17.  ACKNOWLEDGMENT...................................................................................67
SECTION 11.18.  COSTS AND EXPENSES...............................................................................67
SECTION 11.19.  NO MERGER OR WAIVER; CUMULATIVE REMEDIES.........................................................67
SECTION 11.20.  GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.......................................................67

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
                                                                                                     ARTICLE TWELVE
                                                                                                           SECURITY

SECTION 12.01.  GRANT OF SECURITY INTEREST; REMEDIES.............................................................68
SECTION 12.02.  RECORDING AND OPINIONS...........................................................................68
SECTION 12.03.  RELEASE OF COLLATERAL............................................................................69
SECTION 12.04.  SPECIFIED RELEASES OF COLLATERAL.................................................................69
SECTION 12.05.  RIGHTS OF PURCHASERS; FORM AND SUFFICIENCY OF RELEASE............................................71
SECTION 12.06.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.................71
SECTION 12.07.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS....................72
SECTION 12.08.  USE OF TRUST MONEYS..............................................................................72

Exhibit A-1 - Form of Initial Note...............................................................................A-1
Exhibit A-2 - Form of Exchange Note..............................................................................A-2
Exhibit B - Form of Additional Provisions in Form of Assignment
 for Restricted Securities.......................................................................................B-1
Exhibit C - Form of Certificate To Be Delivered in Connection with Transfers to
 Non-QIB   Accredited Investors..................................................................................C-1
Exhibit D - Form of Certificate To Be Delivered in Connection with Transfers
 Pursuant to Regulation S .......................................................................................D-1
Exhibit E - Guarantee............................................................................................E-1
Exhibit F - Form of Supplemental Indenture.......................................................................F-1

Note: This Table of Contents is not, and shall not, for any purpose, be deemed to be part of the Indenture.

         THIS INDENTURE, dated as of January 23, 2003, is among Abraxas Petroleum Corporation, a Nevada corporation (the "ISSUER"), Sandia Oil & Gas Corporation, a Texas corporation and wholly-owned subsidiary of the Issuer ("SANDIA"), Wamsutter Holdings, Inc., a Wyoming corporation and wholly-owned subsidiary of the Issuer ("WAMSUTTER"), Sandia Operating Corp., a Texas corporation and wholly-owned subsidiary of Sandia ("SANDIA OPERATING"), Western Associated Energy Corporation, a Texas corporation and wholly-owned subsidiary of the Issuer ("WESTERN ASSOCIATED"), Eastside Coal Company, Inc., a Colorado corporation and wholly-owned subsidiary of Western Associated ("EASTSIDE COAL"), Grey Wolf Exploration Inc., an Alberta corporation and wholly-owned subsidiary of the Issuer ("NEWCO CANADA") and U.S. Bank, N.A., as Trustee (the "TRUSTEE").

         The Issuer has duly authorized the creation of its (i) 11-1/2% Secured Notes due 2007, Series A (the "INITIAL NOTES"), (ii) 11-1/2% Secured Notes due 2007, Series B (the "EXCHANGE NOTES") to be issued in exchange for the Initial Notes, or PIK Notes (as defined herein) issued in relation to the Initial Notes, pursuant to the Registration Rights Agreement (as defined herein) and (iii) PIK Notes (as defined herein) issuable from time to time in lieu of the payment of cash interest on the Initial Notes, the Exchange Notes or other PIK Notes in accordance with Section 2.14, and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Notes (as defined herein) will be guaranteed by Sandia, Wamsutter, Sandia Operating, Western Associated, Eastside Coal, Newco Canada and each of the Issuer's future Subsidiaries (as defined herein) each of which shall become Subsidiary Guarantors as required in this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer, and authenticated and delivered hereunder, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, have been done.

         Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. DEFINITIONS.

         "2003 CAPEX AMOUNT" equals the lesser of $15 million and the 2003 CapEx Annual Budget.

         "2003 CAPEX ANNUAL BUDGET" equals the 2003 Closing CapEx Ratio multiplied by Total Assets at December 31, 2003.

         "2003 CLOSING CAPEX RATIO" equals, for calendar year 2003, (a) $15 million or such lower amount budgeted prior to the Issue Date by the Issuer for Capital Expenditures for such calendar period, divided by (b) Total Assets at the end of the calendar quarter in which the Issue Date occurs.

         "2004-PLUS CAPEX ANNUAL AMOUNT" equals for any annual calendar period, the lesser of $10 million and the 2004-Plus CapEx Annual Budget.

         "2004-PLUS CAPEX ANNUAL BUDGET" equals, for any annual calendar period, 2004-Plus Closing CapEx Ratio multiplied by the Total Assets at the start of such calendar period.

         "2004-PLUS CAPEX QUARTERLY AMOUNT" equals, the lesser of $2.5 million and one quarter of the 2004-Plus CapEx Annual Amount.

         "2004-PLUS CLOSING CAPEX RATIO" equals, for any annual calendar period starting January 1, 2004, (a) $10 million or such lower amount budgeted prior to the Issue Date by the Issuer for Capital Expenditures for such calendar period, divided by (b) the Total Assets at the end of the calendar quarter in which the Issue Date occurs.

         "ACCREDITED INVESTOR" shall have the meaning specified in Rule 501 promulgated under the Securities Act.

         "ACQUIRED INDEBTEDNESS" means Subordinated Indebtedness of a Person or any of its Subsidiaries the incurrence of which does not violate this Indenture:
(a) existing at the time such Person becomes a Subsidiary of the Issuer or at the time it merges or consolidates with the Issuer or any of its Subsidiaries, or
(b) which becomes Indebtedness of the Issuer or any of its Subsidiaries in connection with the acquisition of assets from such Person, in each case not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Issuer or such acquisition, merger or consolidation.

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means (without duplication), as of the date of determination: (1) the sum of: (A) discounted future net revenues from the proved oil and gas reserves of the Issuer and its Subsidiaries, calculated in accordance with Commission guidelines (before any state or federal income tax), as estimated by a nationally recognized firm of independent petroleum engineers as of a date no earlier than the date of the Issuer's latest annual consolidated financial statements, as increased by, as of the date of determination, the estimated discounted future net revenues from (i) estimated proved oil and gas reserves acquired since the date of the Issuer's year-end reserve report and (ii) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (iii) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (iv) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); PROVIDED, HOWEVER, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Issuer's petroleum engineers, unless in the event that there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (1)(A) shall be confirmed in writing, by a nationally recognized firm of independent petroleum engineers (which may be the Issuer's independent petroleum engineers who prepare the Issuer's annual reserve report), PLUS (B) the capitalized costs that are attributable to oil and gas properties of the Issuer and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the books and records of the Issuer and its Subsidiaries as of a date no earlier than the date of the Issuer's latest annual or quarterly financial statements, PLUS (C) the Net Working Capital plus cash of the Issuer and its Subsidiaries on a date no earlier than the date of the Issuer's latest consolidated annual or quarterly financial statements, PLUS (D) with respect to each other tangible asset of the Issuer and its Subsidiaries specifically including, but not to the exclusion of any other qualifying tangible assets, the Issuer's or its Subsidiaries' gas producing facilities and unproved oil and gas properties (less any remaining deferred income taxes which have been allocated to such gas processing facilities in connection with the acquisition thereof), land, equipment, leasehold improvements, investments carried on the equity method, restricted cash and the carrying value of marketable securities, the greater of (i) the net book value of such other tangible assets on a date no earlier than the date of the Issuer's latest consolidated annual or quarterly financial statements or (ii) the appraised value, as estimated by a qualified Independent Advisor, of such other tangible assets of the Issuer and its Subsidiaries, as of a date no earlier than the date of the Issuer's latest audited financial statements MINUS (2) the sum of minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Issuer and its Subsidiaries reflected in the Issuer's latest audited financial statements.

         In addition to, but without duplication of, the foregoing, for purposes of this definition, "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" shall be calculated after giving effect, on a pro forma basis, to: (1) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "ASSETS TRANSACTION DATE"), in any other Person that, as a result of such Investment, becomes a Subsidiary of the Issuer, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date.

         "ADJUSTED ISSUE PRICE" means an amount for the most recent accrual period equal to the initial issue price of the Notes increased by the amount of original issue discount previously includable in the gross income of a Holder, reduced by the amount of any payment previously made on the Notes other than a payment of qualified stated interest on the Notes.

         "AFFILIATE" means, with respect to any specified Person, (a) any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or under common control with, such specified Person, and
(b) any Related Person of such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "AFFILIATE TRANSACTION" has the meaning provided in Section 4.11.

         "AGENT" means any Registrar, Paying Agent, co-Registrar, authenticating agent or securities custodian.

         "AGENT MEMBERS" has the meaning provided in Section 2.16.

         "ASSET ACQUISITION" means: (a) an Investment by the Issuer or any Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary, or shall be merged with or into the Issuer or any Subsidiary, or (b) the acquisition by the Issuer or any Subsidiary of the assets of any Person (other than a Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, exchange, lease (other than operating leases entered into in the ordinary course of business consistent with past practices), assignment or other transfer for value by the Issuer or any Subsidiary (including any Sale and Leaseback Transaction) to any Person other than the Issuer or any Subsidiary of:
(a) any Capital Stock of any Subsidiary, or (b) any other property or assets (including any interests therein) of the Issuer or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction; PROVIDED, HOWEVER, that the following will not be deemed to be an Asset Sale:
(i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer in a transaction which is made in compliance with Article Five, (ii) disposals or replacements of obsolete equipment in the ordinary course of business, (iii) the sale, lease, conveyance, disposition or other transfer of assets or property to the Issuer or one or more Wholly Owned Subsidiaries, (iv) any disposition of Hydrocarbons or other mineral products for value in the ordinary course of business, (v) the abandonment, surrender, termination, cancellation, release, lease or sublease of undeveloped oil and gas properties in the ordinary course of business or oil and gas properties which are not capable of production in economic quantities, (vi) the sale, lease, conveyance, disposition or other transfer by the Issuer or any Subsidiary of assets or property in the ordinary course of business; PROVIDED, HOWEVER, that the aggregate amount (valued at the fair market value of such assets or property at the time of such sale, lease, conveyance, disposition or transfer) of all such assets and property so sold, leased, conveyed, disposed or transferred since the Issue Date pursuant to this clause (vi) shall not exceed $200,000.00 in any one year.

         "AUTHENTICATING AGENT" has the meaning provided in Section 2.02.

         "AVAILABLE PROCEEDS AMOUNT" means (a) the sum of all Collateral Proceeds and all Non-Collateral Proceeds remaining after application to repay any Indebtedness secured by the assets that are the subject of the Asset Sale giving rise to such Non-Collateral Proceeds; and (b) for purposes of determining whether the Issuer must Pay Down Debt in connection with an Asset Sale and for determining the amount the Issuer must use to Pay Down Debt, an amount equal to the amount set forth under clause (a) above minus the aggregate amount of all such Asset Sale proceeds previously spent in compliance with the terms of
Section 12.08.

         "BANK PRODUCTS AGREEMENT" means any agreement for any service or facility extended to the Issuer or any of its Subsidiaries by the Senior Credit Facility Representative or any Senior Credit Facility Lender or any Affiliate of the Senior Credit Facility Representative or any such lender including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "BOARD OF DIRECTORS" means, as for any Person, the board of directors of such Person or any duly authorized committee thereof.

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         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

         "CAPEX DEFICIT AMOUNT" equals, in any calendar quarter, the amount by which the Capital Expenditures in any such calendar quarter (excluding the amount of Capital Expenditures due to any Rollover Decrease because of a prior quarter's CapEx Excess Amount) is less than the applicable CapEx Quarterly Amount.

         "CAPEX EXCESS AMOUNT" equals, in any calendar quarter, the amount by which Capital Expenditures in any such quarter (excluding the amount of Capital Expenditures due to any Rollover Increase because of a prior quarter's CapEx Deficit Amount) exceed the applicable CapEx Quarterly Amount.

         "CAPEX QUARTERLY AMOUNT" means the Q1-2003 CapEx Amount, the Q2,3,4-2003 CapEx Amount or the 2004-Plus CapEx Quarterly Amount, as applicable.

         "CAPITAL EXPENDITURES" means, for any period, any direct or indirect expenditure made in such period, in each case, whether expensed or capitalized, in respect of the use of assets, including all Drilling Expenditures, and shall include all investments and cash expenses and other cash outflows of the Issuer and its Subsidiaries related to any Permitted Investments including but not limited to those relating to joint ventures, royalty arrangements, off-balance sheet financing, and farmout expenditures made by the Issuer or its Subsidiaries, and expenditures made in such period in any Investment other than Investments in cash equivalents or government backed securities, but excluding from the definition of "Capital Expenditures" any expenditures by the Issuer or any of its Subsidiaries to the extent the source of funds for which expenditures was the proceeds of an equity offering by the Issuer consummated after the Issue Date or the proceeds of any Subordinated Indebtedness incurred by the Issuer or any of its Subsidiaries after the Issue Date in compliance with the terms of this Indenture, and further excluding from the definition of "Capital Expenditures" any expenditures by the Issuer or any of its Subsidiaries to the extent such expenditures constitute SG&A not prohibited by the terms of this Indenture, and further excluding from the definition of "Capital Expenditures" any expenditures by the Issuer or any of its Subsidiaries for Qualified Lease Operating Costs.

         "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the discounted present value of the rental obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation at such date, determined in accordance with GAAP.

         "CAPITAL STOCK" means: (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "CASH COUPON" means 11 1/2% or such higher coupon payable in cash to the holders of the Notes pursuant to this Indenture.

         "CASH EQUIVALENTS" means: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying

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securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; and (f) money market mutual or similar funds having assets in excess of $100,000,000.

         "CEO NOTE OPTIONS" has the meaning set forth in Section 4.32.

         "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP") (whether or not otherwise in compliance with the provisions of this Indenture); (b) the adoption by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of this Indenture); (c) any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer; or (d) the replacement of a majority of the Board of Directors of the Issuer over a two-year period from the directors who constituted the Board of Directors of the Issuer at the beginning of such period with directors whose replacement shall not have been approved (by recommendation, nomination or election, as the case may be) by a vote of at least a majority of the Board of Directors of the Issuer then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "CHANGE OF CONTROL OFFER" has the meaning provided in Section 4.15.

         "CHANGE OF CONTROL PAYMENT DATE" has the meaning provided in Section 4.15.

         "CLOSING SG&A RATIO" means, for any applicable calendar period, (a) $5 million or such lower amount budgeted prior to the Issue Date by the Issuer for SG&A for such calendar period divided by (b) the Total Assets at the end of the calendar quarter in which the Issue Date occurs.

         "COLLATERAL" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or any of the Security Documents.

         "COLLATERAL ACCOUNT" shall have the meaning provided in Section 12.08.

         "COLLATERAL PROCEEDS" means any Net Cash Proceeds received from an Asset Sale involving Collateral.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "CONSOLIDATED EBITDA" means, for any period, the sum (without duplication) of: (a) Consolidated Net Income, and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income taxes of the ISSUER or any Subsidiary paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense, (iii) the amount of any Preferred Stock dividends paid by the Issuer, and (iv) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED EBITDA COVERAGE RATIO" means, with respect to the Issuer, the ratio of: (a) Consolidated EBITDA of the Issuer during the four full fiscal quarters for which financial information in respect thereof is available (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "TRANSACTION DATE") to (b) Consolidated Fixed Charges of the Issuer for the Four Quarter Period.

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For purposes of this definition, "CONSOLIDATED EBITDA" and "CONSOLIDATED FIXED
CHARGES" shall be calculated after giving effect (without duplication) on a pro forma basis for the period of such calculation to: (a) the incurrence or repayment of any Indebtedness of the Issuer or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness, and also including, without limitation, any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Issuer or any Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Subsidiary, as the case may be, had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "CONSOLIDATED FIXED CHARGES" for purposes of determining the denominator (but not the numerator) of this "CONSOLIDATED EBITDA COVERAGE RATIO": (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "CONSOLIDATED EBITDA TO CASH INTEREST EXPENSE RATIO" means, with respect to the last day of a particular fiscal quarter of the Issuer, the ratio of: (1) Consolidated EBITDA during such fiscal quarter to; (2) Consolidated Interest Expense paid in cash for such fiscal quarter.

For purposes of this definition, "Consolidated EBITDA" and "Consolidated Interest Expense" will be calculated after giving effect, without duplication, on a pro forma basis for the calculation period to: (1) the incurrence or repayment of Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the relevant fiscal quarter as if such incurrence or repayment, as the case may be, occurred on the first day of the relevant fiscal quarter, and (2) any Asset Sales or Asset Acquisitions occurring during the relevant fiscal quarter as if such Asset Sale or Asset Acquisition occurred on the first day of the relevant fiscal quarter. If the Issuer or any Subsidiary guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In addition, in calculating "Consolidated Interest Expense" for purposes of determining the denominator (but not the numerator) of the Consolidated EBITDA to Cash Interest Expense Ratio: (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the last day of the relevant fiscal quarter of the Issuer and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate equal to the rate of interest on such Indebtedness in effect on such day; (2) if interest on any Indebtedness actually incurred on the last day of the relevant fiscal quarter of the Issuer may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such day will be deemed to have been in effect during the relevant fiscal quarter; and (3) notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "CONSOLIDATED FIXED CHARGES" means, with respect to the Issuer for any period, the sum, without duplication, of: (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring

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Indebtedness of the Issuer and its Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), PLUS (b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Issuer (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Issuer for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (i) any amortization of original issue discount, (ii) the net costs under Interest Swap Obligations, (iii) all capitalized interest and (iv) the interest portion of any deferred payment obligation; and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and its Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with respect to the Issuer for any period, the aggregate net income (or loss) of the Issuer and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom: (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified in accordance with GAAP as extraordinary or nonrecurring gains,
(c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with the Issuer or any Subsidiary, (d) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by charter, contract, operation of law or otherwise, (e) the net income of any Person in which the Issuer or any Subsidiary has an interest, other than a Subsidiary, except to the extent of cash dividends or distributions actually paid to the Issuer or to a Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (g) in the case of a successor to the Issuer by consolidation or merger or as a transferee of the Issuer's assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED NET WORTH" of any Person as of any date means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

         "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Issuer, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Issuer and its Subsidiaries reducing Consolidated Net Income of the Issuer for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "CONSOLIDATION" or "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 180 East Fifth Street, Saint Paul, Minnesota 55101.

         "COVENANT DEFEASANCE" has the meaning set forth in Section 8.01.

         "CRUDE OIL AND NATURAL GAS BUSINESS" means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties located in North America, and (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties of the Issuer or of others.

         "CRUDE OIL AND NATURAL GAS HEDGE AGREEMENTS" means, with respect to any Person, any oil and gas agreements and other agreements or arrangements or any combination thereof entered into by such Person in the ordinary course of business and that is designed to provide protection against oil and natural gas price fluctuations.

         "CRUDE OIL AND NATURAL GAS PROPERTIES" means all Properties, including equity or other ownership interests therein, owned by any Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary of the Issuer against fluctuations in currency values.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "DEFAULT INTEREST PAYMENT DATE" has the meaning set forth in Section 2.12.

         "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

         "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is mandatorily redeemable at the sole option of the holder thereof, in whole or in part, in either case, on or prior to the final maturity of the Notes.

         "DRILLING EXPENDITURES" means any direct or indirect expenditure, in each case, whether expensed or capitalized, in respect of drilling.

         "EASTSIDE COAL" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter such successor.

         "EXCESS CASH FLOW" means, for any period, Consolidated EBITDA of the Issuer and its Subsidiaries for such period, minus any increase in the Net Working Capital of the Issuer and its Subsidiaries from the beginning of such period to the end of a such period or plus any decrease in the Net Working Capital of the Issuer and its Subsidiaries from the beginning of such period to the end of a such period (as the case may be), minus Capital Expenditures made by the Issuer and its Subsidiaries during that period to the extent such Capital Expenditures did not reduce Consolidated EBITDA, minus any cash interest paid by the Issuer and its Subsidiaries during that period, minus any cash taxes paid by the Issuer and its Subsidiaries during that period, minus any amount applied by the Issuer and its Subsidiaries to Pay Down Debt during that period, minus (to the extent included in Consolidated EBITDA) any proceeds received during that period from any equity offering by the Issuer or from any Subordinated Indebtedness of the Issuer or any of its Subsidiaries.

         "EQUITY OFFERING" means an offering of Qualified Capital Stock of the Issuer.

         "EVENT OF DEFAULT" has the meaning provided in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "EXCHANGE NOTES" has the meaning set forth in the second paragraph of this Indenture.

         "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Issuer delivered to the Trustee; PROVIDED, HOWEVER, that if the aggregate non-cash consideration to be received by the Issuer or any Subsidiary from any Asset Sale shall reasonably be expected to exceed $5,000,000, then fair market value shall be determined by an Independent Advisor.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as of any date of determination.

         "GLOBAL NOTES" has the meaning provided in Section 2.01.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include (A) endorsements for collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Issuer in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTEES" has the meaning set forth in Section 11.01.

         "HEDGE AGREEMENTS" means any and all transactions, agreements, or documents now existing or hereafter entered into between the Issuer or any of its Subsidiaries and the Senior Credit Facility Representative or any Affiliate of the Senior Credit Facility Representative, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Issuer's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

         "HOLDER" means any Person holding a Note of record.

         "HYDROCARBONS" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products processed therefrom.

         "INCUR" means, with respect to any Indebtedness, to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to such Indebtedness, or otherwise become responsible for the payment thereof.

         "INDEBTEDNESS" means with respect to any Person, without duplication:
(a) all Obligations of such Person for borrowed money, (b) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all Capitalized Lease Obligations of such Person, (d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable), (e) all Obligations for the reimbursement of any obligor on a letter of credit, banker's acceptance or similar credit transaction, (f) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause
(h) below, (g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (h) all Obligations under Currency Agreements and Interest Swap Obligations, (i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and (j) all Obligations in respect of production payments and forward sales.

For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified

Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

The "AMOUNT" or "PRINCIPAL AMOUNT" of Indebtedness at any time of determination as used herein represented by: (1) any Indebtedness issued at a price that is less than the principal amount at maturity thereof shall be the face amount of the liability in respect thereof, (2) any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof, (3) any Interest Swap Obligations included in the definition of Permitted Indebtedness shall be zero, (4) all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP, and (5) all other contingent obligations shall be the maximum liability at such date of such Person.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "INDEPENDENT ADVISOR" means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm which:
(a) does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Issuer, and (b) in the judgment of the Board of Directors of the Issuer, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

         "INITIAL NOTES" has the meaning set forth in the second paragraph of this Indenture.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "INTERCREDITOR AGREEMENT" means the Intercreditor and Subordination Agreement to be dated on or about the Issue Date entered into by and between the Senior Credit Facility Representative and the Trustee and also acknowledged by the Issuer and certain Subsidiaries of the Issuer, or any successor or replacement agreement, as such agreement has been or may be amended (including any amendment and restatement thereof), supplemented, replaced, restated or otherwise modified from time to time.

         "INTEREST" when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12 and any Liquidated Damages pursuant to the Registration Rights Agreement.

         "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

         "INTEREST SWAP OBLIGATION" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means, with respect to any Person, any direct or indirect:
(a) loan, advance or other extension of credit (including, without limitation, a guarantee) or capital contribution (by means of any transfer of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or any payment for property or services for the account or use of others), (b) purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) guarantee or assumption of the Indebtedness of any other Person (other than the guarantee or assumption of Indebtedness of such Person or a Subsidiary of such Person which guarantee or assumption is made in compliance with Section 4.12), and (d) other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding the foregoing, "INVESTMENT" shall exclude extensions of trade credit by the Issuer and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Issuer or such Subsidiary, as the case may be. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. If the Issuer or any Subsidiary sells or otherwise disposes of any Capital Stock of any Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

         "ISSUE DATE" means the date of original issuance of the Notes.

         "ISSUER" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to this Indenture and thereafter such successor.

         "ISSUER PROPERTIES" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Issuer or any of its Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

         "ISSUER'S CEO" has the meaning set forth in Section 4.32.

         "LEGAL DEFEASANCE" has the meaning set forth in Section 8.01.

         "LEGAL HOLIDAY" has the meaning provided in Section 10.07.

         "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, floating or other charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "LIQUIDATED DAMAGES" shall have the meaning assigned to such term in the Registration Rights Agreement.

         "MATERIAL CHANGE" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Issuer and its Subsidiaries (before any state or federal income tax); PROVIDED, HOWEVER, that the following will be excluded from the Material Change calculation: (i) any acquisitions during such fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of as provided in
Section 4.16, and (iii) any reserves added during such fiscal quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters.

         "MATURITY DATE" means May 1, 2007.

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "MORTGAGE" means any mortgage, deed of trust, assignment of production, security agreement, fixture filing, guarantee of debts and liabilities, general security agreement, financing statement or other instrument executed and delivered by the Issuer or any Subsidiary and granting a Lien in favor of the Trustee for the benefit of the Trustee and the Holders, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof and of this Indenture.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, sale, transfer or other disposition, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Issuer or any Subsidiary from such Asset Sale, sale, transfer or other disposition net of: (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale, sale, transfer or other disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) appropriate amounts (determined by the Chief Financial Officer of the Issuer) to be provided by the Issuer or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any post closing adjustments or liabilities associated with such Asset Sale, sale, transfer or other disposition and retained by the Issuer or any Subsidiary, as the case may be, after such Asset Sale, sale, transfer or other disposition including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, sale, transfer or other disposition (but excluding any payments which, by the terms of the indemnities will not, be made during the term of the Notes), and (d) the aggregate amount of cash and Cash Equivalents so received which is used to retire any then existing Indebtedness (other than Indebtedness under the Senior Credit Agreement, Qualified Senior Affiliate Indebtedness or the Notes) of the Issuer or such Subsidiary which is secured by a Lien on the property subject of the Asset Sale, sale, transfer or other disposition.

         "NET WORKING CAPITAL" means: (a) all current assets of the Issuer and its consolidated Subsidiaries, MINUS (b) all current liabilities of the Issuer and its consolidated Subsidiaries, except current liabilities included in Indebtedness, MINUS (c) all cash of the Issuer and its Subsidiaries, in each case as set forth in financial statements of the Issuer prepared in accordance with GAAP.

         "NEWCO CANADA" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter such successor.

         "NON-COLLATERAL PROCEEDS" means any Net Cash Proceeds received from an Asset Sale, to the extent such Asset Sale did not involve the sale, transfer, or disposition of Collateral.

         "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

         "NOTES" means the Initial Notes, the Exchange Notes and the PIK Notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFER TO EXCHANGE" means the confidential Offer to Exchange dated December 9, 2002 of the Issuer relating to the offering of the Notes, as amended or supplemented.

         "OFFICER" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Issuer complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Officers' Certificate.

         "OIL AND GAS ASSETS" means the Crude Oil and Natural Gas Properties and natural gas processing facilities of the Issuer and/or any of its Subsidiaries.

         "OPINION OF COUNSEL" means a written opinion addressed to the Trustee from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.

         "PAY DOWN DEBT" means: (a) first, making a payment under the Senior Credit Agreement with a permanent reduction of the indebtedness outstanding under the Senior Credit Agreement to the extent making a payment on the Senior Credit Agreement with a permanent reduction of the indebtedness outstanding under the Senior Credit Agreement is required under the terms of the Senior Credit Agreement and/or the Intercreditor Agreement; (b) second, making a payment of principal and/or accrued interest on, or redeeming, exchanging, discharging, defeasing, or purchasing and retiring, Notes in whole or in part, to the extent permitted by the Senior Credit Agreement and the Intercreditor Agreement; (c) third, (i) first, making scheduled or mandatory paydowns on Indebtedness under the Senior Credit Agreement and paying down any term loans under the Senior Credit Agreement to the extent permitted by the Senior Credit Agreement, whether or not then due and payable ("Term Loan Paydowns"), and if all Term Loan Paydowns are made (the "Term Loan Amounts") so that such outstanding amounts under the Senior Credit Agreement have been paid down completely, then (ii) second, any amount remaining after payment of the Term Loan Amounts will be applied to outstanding amounts under any revolving credit tranche under the Senior Credit Agreement for permanent reduction of the commitment under the revolving credit tranche, and if no amounts are outstanding under any such revolving credit tranche, then at that time the Issuer will terminate that credit facility, and (d) fourth, making a payment of principal and/or accrued interest on, or redeeming, exchanging, discharging, defeasing, or purchasing and retiring, Notes in whole or in part.

         "PAYING AGENT" has the meaning provided in Section 2.03, and includes any additional Paying Agent.

         "PAYMENT RESTRICTION" shall have the meaning set forth in Section 4.13.

         "PERMITTED FARMOUT AGREEMENTS" shall have the meaning set forth in
Section 4.31.

         "PERMITTED INDEBTEDNESS" means, without duplication, each of the following: (a) Indebtedness under the Notes, this Indenture, the Guarantees and the Security Documents; (b) Obligations under Interest Swap Obligations of the Issuer or a Subsidiary covering Indebtedness of the Issuer or any of its Subsidiaries; PROVIDED that such Interest Swap Obligations are entered into to protect the Issuer and its Subsidiaries against fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates; (c) Indebtedness of a Subsidiary to the Issuer or to a Wholly Owned Subsidiary for so long as such Indebtedness is held by the Issuer or a Wholly Owned Subsidiary, in each case subject to no Lien held by a Person other than the Issuer or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that if as of any date any Person other than the Issuer or a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness; (d) Indebtedness of the Issuer to a Wholly Owned Subsidiary for so long as such Indebtedness is held by a Wholly Owned Subsidiary, in each case subject to no Lien; PROVIDED, HOWEVER, that (i) any Indebtedness of the Issuer to any Wholly Owned Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer's Obligations under this Indenture and the Notes and
(ii) if as of any date any Person other than a Wholly Owned Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Issuer; (e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two Business Days of incurrence; (f) Indebtedness of the Issuer or any of its Subsidiaries represented by letters of credit for the account of the Issuer or any of its Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; (g) Capitalized Lease Obligations and Purchase Money Indebtedness of the Issuer or any of its Subsidiaries not to exceed $2,000,000 at any one time outstanding; (h) Permitted Operating Obligations in an aggregate amount at any time outstanding not to exceed $750,000; (i) Obligations arising in connection with Crude Oil and Natural Gas Hedge Agreements with financial institutions (excluding forward sales and production payments); (j) Indebtedness under Currency Agreements with financial institutions; PROVIDED, HOWEVER, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; (k) additional Indebtedness of the Issuer or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $500,000; (l) Indebtedness outstanding on the Issue Date (to the extent the Indebtedness thereunder is not taken up by the Notes); (m) Indebtedness under the Senior Credit Agreement (including (i) any fees and expenses incurred by the Issuer or any of its Subsidiaries incurred in connection with the Senior Credit Agreement (including, but not limited to, those owed to any Person not affiliated to the Issuer or any of its Subsidiaries) in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacement or other restructuring of all or any portion of the Indebtedness under such Senior Credit Agreement (and related instruments and documents) or any successor or replacement agreements (and related instruments and documents) and (ii) any capitalized interest, fees, or other expenses incurred by the Issuer or any of its Subsidiaries whether or not charged to a loan account or any similar account created under the Senior Credit Agreement (clauses (i) and (ii), the "Related Indebtedness")); provided, that the principal amount of the Indebtedness under the Senior Credit Agreement (excluding the Related Indebtedness and excluding any Qualified Senior Affiliate Indebtedness) shall not at any time exceed the sum of (1) $50 million less the aggregate amount applied from time to time by the Issuer or any of its Subsidiaries to repay the Senior Credit Agreement Indebtedness which is accompanied by a corresponding permanent reduction of the Revolver Commitment (as defined in the Senior Credit Agreement) plus (2) (x) $15 million, if the then applicable Revolver Commitment under the Senior Credit Agreement is $25 million or greater, (y) $10 million, if the then applicable Revolver Commitment under the Senior Credit Agreement is less than $25 million and greater than or equal to $15 million or (z) $5 million, if the then applicable Revolver Commitment under the Senior Credit Agreement is less than $15 million ("Indebtedness under the Senior Credit Agreement"); provided further that, the aggregate amount that has been applied by the Issuer or any of its Subsidiaries to repay the Indebtedness under the Senior Credit Agreement which was accompanied by a corresponding permanent commitment reduction can be established by the Issuer at any time by providing the Trustee with an Officers' Certificate stating such amount; (n) Qualified Senior Affiliate Indebtedness; and (o) Permitted Subordinated Indebtedness.

         "PERMITTED INDUSTRY INVESTMENTS" means: (a) capital expenditures, including, without limitation, acquisitions of Issuer Properties and interests therein; (b) (i) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, and (ii) exchanges of Issuer Properties for other Issuer Properties of at least equivalent value as determined in good faith by the Board of Directors of the Issuer; and (c) Investments of operating funds on behalf of co-owners of Crude Oil and Natural Gas Properties of the Issuer or the Subsidiaries pursuant to joint operating agreements.

         "PERMITTED INVESTMENTS" means: (a) Investments by the Issuer or any Subsidiary in any Person that (i) is or will become immediately after such Investment a Subsidiary or that will merge or consolidate into the Issuer or a Subsidiary, and (ii) is not subject to any Payment Restriction; (b) Investments in the Issuer by any Subsidiary; PROVIDED, HOWEVER, that any Indebtedness evidencing any such Investment held by a Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Issuer's Obligations under the Notes and this Indenture; (c) investments in cash and Cash Equivalents; (d) Investments made by the Issuer or its Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16; (e) Permitted Industry Investments; and (f) Investments in any Person so long as such Investments are made on an arm's-length basis.

         "PERMITTED LIENS" means each of the following types of Liens: (a) Liens arising under this Indenture or the Security Documents; (b) Liens securing the Notes and the Guarantees ; (c) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Issuer or a Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP; (d) statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business to the extent such Liens relate only to the tangible property of the lessee which is located on such property and Liens of carriers, warehousemen, mechanics, builders, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (e) Liens incurred on deposits made in the ordinary course of business: (i) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (ii) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (f) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Subsidiaries; (g) any interest or title of a lessor under any Capitalized Lease Obligation not prohibited by the terms of this Indenture; PROVIDED that such Liens do not extend to any Property which is not leased Property subject to such Capitalized Lease Obligation; (h) Liens securing reimbursement obligations, not to exceed $100,000 in the aggregate at any time outstanding, with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off; (j) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture and Liens securing Crude Oil and Natural Gas Hedge Agreements; (k) statutory Liens on pipeline or pipeline facilities, Hydrocarbons or Properties of the Issuer and its Subsidiaries which arise out of operation of law; (l) royalties, overriding royalties, net profit interests, reversionary interests, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Properties of the Issuer and its Subsidiaries or otherwise as are customary in the oil and gas business and all as relate to mineral leases and mineral interests of the Issuer and its Subsidiaries; (m) Liens arising under Permitted Farmout Agreements; ; (n) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' Liens, builders' Liens, tax Liens, and easements), or (iii) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (ii); (o) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Subsidiary on deposit with or in possession of such bank; (p) judgment and attachment Liens not giving rise to an Event of Default; (q) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; PROVIDED, HOWEVER, that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary and
(ii) such Liens do not extend to or cover any property or assets of the Issuer or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness (and the proceeds of such property and assets) prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary; (r) Liens existing on the Issue Date; (s) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness permitted under this Indenture and which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; PROVIDED, HOWEVER, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any Property of the Issuer or any of its Subsidiaries that would not have secured the Indebtedness so Refinanced under the terms of the documents governing the Liens securing the Indebtedness being Refinanced; (t) Liens securing Indebtedness of the Issuer or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed the sum of $500,000; and (u) Liens arising under the Senior Credit Agreement or the guarantees and security documents entered into in connection with the Senior Credit Agreement, and Liens securing Qualified Senior Affiliate Indebtedness.

         "PERMITTED OPERATING OBLIGATIONS" means Indebtedness of the Issuer or any Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Issuer or any Subsidiary in the ordinary course of business consistent with past practices (excluding obligations related to the purchase by the Issuer or any Subsidiary of Hydrocarbons for which the Issuer or such Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

         "PERMITTED SUBORDINATED INDEBTEDNESS" has the meaning provided in
Section 4.30.

         "PERSON" means an individual, partnership, corporation, unincorporated organization, limited liability company, trust, estate, or joint venture, or a governmental agency or political subdivision thereof.

         "PHYSICAL NOTES" has the meaning provided in Section 2.01.

         "PIK NOTES" has the meaning provided in Section 2.14.

         "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "PRIVATE PLACEMENT LEGEND" means the legend initially set forth on the Notes constituting Restricted Securities in the form set forth in the initial paragraph of Section 2.15.

         "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Issuer in consultation with its independent public accountants.

         "PROPERTY" or "PROPERTY" means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

         "Q1-2003 BUDGET" equals the Q1-2003 Closing Budget Ratio multiplied by the Total Assets at March 31, 2003.

         "Q1-2003 CAPEX AMOUNT" equals the lesser of $8 million and the Q1-2003 Budget.

         "Q1-2003 CLOSING BUDGET RATIO" equals (a) $8 million or such lower amount budgeted prior to the Issue Date by the Issuer for Capital Expenditures for the first calendar quarter of 2003 divided by (b) Total Assets at the end of the calendar quarter in which the Issue Date occurs.

         "Q2,3,4-2003 BUDGET" equals, for each of the last three calendar quarters of 2003, the applicable Q2,3,4-2003 Closing Budget Ratio multiplied by the Total Assets at the start of the applicable calendar quarter in 2003.

         "Q2,3,4-2003 CAPEX AMOUNT" equals, for each of the last three calendar quarters of 2003, the lesser of $2.5 million and the Q2,3,4-2003 Budget.

         "Q2,3,4-2003 CLOSING BUDGET RATIO" equals, for each of the last three calendar quarters of 2003, (a) $2.5 million or such lower amount budgeted prior to the Issue Date by the Issuer for Capital Expenditures for such calendar quarter divided by (b) Total Assets at the end of the calendar quarter in which the Issue Date occurs.

         "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "QUALIFIED LEASE OPERATING COSTS" means lease operating costs reasonably incurred in the ordinary course of business consistent with past practices and industry standards pursuant to a budget approved by the Board of Directors of the Issuer and relating to proved developed oil and gas properties.

         "QUALIFIED SENIOR AFFILIATE INDEBTEDNESS" means Indebtedness of the Issuer to the Senior Credit Facility Representative, any Senior Credit Facility Lender or any Affiliate of the Senior Credit Facility Representative or any such lender in connection with (x) hedging activities (i.e., Indebtedness under Hedge Agreements) or (y) cash management services entered into in the ordinary course of business with any such Person (i.e., Indebtedness under Bank Products Agreements).

         "RECORD DATE" means the record dates specified in the Notes.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal and premium, if any, pursuant to this Indenture and the Notes.

         "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

         "REFINANCING INDEBTEDNESS" means any Indebtedness that is the result of Refinancing by the Issuer or any Subsidiary of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clause (a), (b), (c), (d),
(e), (f), (g), (h), (i), (j), (k), (l) or (o) of the definition of Permitted Indebtedness), in each case that does not: (1) result in an increase in the aggregate principal amount of Indebtedness of the Issuer or such Subsidiary as of the date of such proposed Refinancing (other than increases from any premium required to be paid under the terms of the instrument governing such Indebtedness, capitalized interest, and the amount of reasonable expenses incurred by the Issuer or such Subsidiary in connection with such Refinancing, all of which are included in the term "Refinancing Indebtedness"), or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness

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being Refinanced; PROVIDED, HOWEVER, that (a) if such Indebtedness being
Refinanced is Indebtedness solely of the Issuer or a Subsidiary Guarantor or is Indebtedness of the Issuer and any Subsidiary Guarantor or Subsidiary Guarantors, then such Refinancing Indebtedness shall be Indebtedness solely of the Issuer or such Subsidiary Guarantor or of the Issuer and such Subsidiary Guarantor or Subsidiary Guarantors, as the case may be, and (b) if such Indebtedness being Refinanced is subordinate or junior to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "REGISTRAR" has the meaning provided in Section 2.03.

         "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, entered into effective January 23, 2003, by and among Jefferies & Company, Inc. as the dealer manager, the Issuer and the Subsidiary Guarantors.

         "REGULATION S" means Regulation S under the Securities Act.

         "RELATED PERSON" of any Person means any other Person directly or indirectly owning 10% or more of the outstanding voting Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person).

         "RELEASED INTERESTS" has the meaning provided in Section 12.04.

         "RESTRICTED PAYMENT" shall have the meaning set forth in Section 4.10.

         "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

         "RESTRICTED CASH" means, at any time, the lesser of (i) $5 million and
(ii) the minimum amount of cash required to be maintained at that time by the Issuer pursuant to the terms of the Senior Credit Agreement.

         "ROLLOVER DECREASE" means, for a particular calendar quarter, the amount of reduced availability of SG&A or Capital Expenditures, as the case may be, due to any a prior quarter's SG&A Excess Amount or CapEx Excess Amount.

         "ROLLOVER INCREASE" means, for a particular calendar quarter, the amount of increased availability of SG&A or Capital Expenditures, as the case may be, due to any a prior quarter's SG&A Deficit Amount or CapEx Deficit Amount.

         "RULE 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or any Subsidiary of any Property, whether owned by the Issuer or any Subsidiary at the Issue Date or later acquired which has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

         "SANDIA" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter such successor.

         "SANDIA OPERATING" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter such successor.

         "SEC" means the Securities and Exchange Commission

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         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITY DOCUMENTS" means, collectively, the Mortgages and all security agreements, mortgages, deeds of trust, collateral assignments or other instruments evidencing or creating any security interests in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or modified from time to time in accordance with their terms and the terms of this Indenture.

         "SENIOR CREDIT AGREEMENT" means the Loan and Security Agreement, dated as of January 22, 2003, entered into by the Issuer, each Subsidiary of the Issuer signatory thereto, and the lenders named therein, or any successor or replacement agreements, whether with the same or any other lender, group of lenders, trustee, agent, note holder or group of note holders, together with the related documents thereto (including, without limitation, any promissory notes, guarantee agreements, security documents), in each case as such agreements, instruments and documents have been or may be amended (including any amendment and restatement thereof), supplemented, replaced, restated or otherwise modified from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreements (and related instruments and documents) or any successor or replacement agreements (and related instruments and documents).

         "SENIOR CREDIT FACILITY LENDERS" means any holders of any Indebtedness under the Senior Credit Agreement.

         "SENIOR CREDIT FACILITY REPRESENTATIVE" means the Person designated in the Intercreditor Agreement as the Senior Credit Facility Representative with respect to the Senior Credit Agreement or any other Person designated to the Trustee in a Senior Credit Facility Representative Change Notice.

         "SENIOR CREDIT FACILITY REPRESENTATIVE CHANGE NOTICE" means a written notice of a change in the identity and/or address of the Senior Credit Facility Representative which certifies to the Trustee (a) with respect to such a notice that gives notice of a new Senior Credit Facility Representative, that the Persons executing such notice constitute the holders of at least 51% in aggregate principal amount of Indebtedness under the Senior Credit Agreement, or
(b) with respect to such a notice that only gives notice of a new address for the Senior Credit Facility Representative, that the Person executing such notice is the then current Senior Credit Facility Representative, and which sets forth the new identity (by name, and by jurisdiction of organization as applicable) and/or the new address of the Senior Credit Facility Representative.

         "SG&A" means, for any period, amounts expended by the Issuer and its Subsidiaries on selling, general and administrative expenses (as determined in accordance with GAAP consistent with past practices), but excluding (without duplication with respect to such exclusions): (a) costs and expenses of the Issuer incurred in connection with (i) issuing the Notes and shares of common stock contemporaneously issued by the Issuer, (ii) obtaining the loan evidenced by the Senior Credit Agreement, and (iii) the sale to PrimeWest Energy Inc. of all of the outstanding capital stock of Canadian Abraxas Petroleum Limited and Grey Wolf Exploration, Inc. held by the Issuer; (b) legal and accounting fees not to exceed $40,000 in any calendar year incurred by the Issuer in connection with preparing and filing the reports, information and documents required to be delivered to the Trustee as described in Section 4.08; (c) bonuses paid to officers and employees of the Issuer to the extent not in violation of Section 4.11; (d) expenditures with respect to any non-cash compensation to officers and employees of the Issuer and its Subsidiaries; (e) amounts expended by the Issuer and its Subsidiaries on selling, general and administrative expenses for Canadian Abraxas Petroleum Limited and Grey Wolf Exploration, Inc.; and (f) the Stark Fees.

         "SG&A ANNUAL AMOUNT" equals, for any annual calendar period, the lesser of $5 million and the SG&A Budget.

         "SG&A BUDGET" means, for any annual or quarter calendar period, as the case may be, Closing SG&A Ratio multiplied by the Total Assets at the start of such calendar period.

         "SG&A DEFICIT AMOUNT" means, for any calendar quarter, the amount by which the SG&A in any such quarter (excluding the amount of SG&A due to any Rollover Decrease because of a prior quarter's SG&A Excess Amount) is less than the applicable SG&A Quarterly Amount.

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         "SG&A EXCESS AMOUNT" means, for any calendar quarter, the amount by which SG&A in any such quarter (excluding the amount of SG&A due to any Rollover Increase because of a prior quarter's SG&A Deficit Amount) exceeds the applicable SG&A Quarterly Amount.

         "SG&A QUARTERLY AMOUNT" means, for any calendar quarter, the lesser of
(a) $1.5 million and (b) one quarter of the SG&A Budget.

         "STARK FEES" shall have the meaning set forth in Section 4.31.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or a Subsidiary Guarantor that is subordinated or junior in right of payment to the Notes, the relevant Guarantee and the Security Documents, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY," with respect to any Person, means: (a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person; or
(c) any other Person required to be consolidated with such Person for financial reporting purposes under GAAP. Unless otherwise specified, the term "Subsidiary" shall mean a Subsidiary of the Issuer.

         "SUBSIDIARY GUARANTOR" means Sandia, Wamsutter, Sandia Operating, Western Associated, Eastside Coal, and Newco Canada and each of the Issuer's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; PROVIDED, HOWEVER, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

         "SURVIVING ENTITY" shall have the meaning set forth in Section 5.01.

         "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

         "TOTAL ASSETS" means, as of any date, total assets of the Issuer and its Subsidiaries as reflected on the Issuer's consolidated balance sheet as of such date prepared in accordance with GAAP.

         "TRUST OFFICER" means any officer or assistant officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) assigned by the Trustee or successor Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "TRUST MONEYS" means all cash or Cash Equivalents received by the
Trustee: (a) upon the release of Collateral from the Lien of this Indenture and the Security Documents, including investment earnings thereon; or (b) pursuant to the provisions of any Mortgage; or (c) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Security Documents or otherwise; or (d) for application under this Indenture as provided for in this Indenture or the Security Documents, or whose disposition is not elsewhere specifically provided for in this Indenture or in the Security Documents; PROVIDED, HOWEVER, that Trust Moneys shall not include any property deposited with the Trustee pursuant to any Change of Control Offer, a payment to Pay Down Debt, or redemption or defeasance of any Notes.

         "U.S. GOVERNMENT OBLIGATIONS" mean direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

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         "VALUATION DATE" has the meaning provided in Section 12.04.

         "WAMSUTTER" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying: (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "WESTERN ASSOCIATED" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by the Issuer or another Wholly Owned Subsidiary.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes.

         "INDENTURE SECURITY HOLDER" means a Holder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Issuer, any Subsidiary Guarantor or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP of any date of determination;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; PROVIDED, HOWEVER, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case.

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                                   ARTICLE TWO

                                    THE NOTES

         SECTION 2.01. PRINCIPAL AMOUNT; FORM AND DATING.

         (a)   PRINCIPAL AMOUNT.

         The aggregate principal amount of Notes which may be originally issued, executed and authenticated under this Indenture is $118,250,000.00, plus such additional principal amounts as may be necessary with respect to the issuance of PIK Notes for the payment of interest as provided in Section 2.14 hereof.

         (b)   FORM AND DATING.

         The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-1 hereto. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-2 hereto. The PIK Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-1 hereto if the PIK Notes are Restricted Securities when issued, and the PIK Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A-2 hereto if the PIK Notes are not Restricted Securities when issued. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. Each Note shall have an executed Guarantee endorsed thereon substantially in the form of EXHIBIT E hereto.

         The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A-1 AND A-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The rights of the Holders under this Indenture, the Notes and the Security Documents shall be subject to the terms of the Intercreditor Agreement.

         Initial Notes offered and originally issued on the Issue Date to Qualified Institutional Buyers and Initial Notes offered and originally issued on the Issue Date to Accredited Investors shall each be issued in the form of one or more permanent global Notes in registered form, substantially in the form set forth in EXHIBIT A-1 (the "GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in the second paragraph of Section 2.15. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A-1 (the "PHYSICAL NOTES").

         Initial Notes offered and originally issued on the Issue Date to Persons who are not QIBs or Accredited Investors, and Initial Notes issued upon the exercise of the CEO Note Options, shall be issued in the form of one or more Physical Notes, substantially in the form set forth in EXHIBIT A-1, duly executed by the Issuer (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in the initial paragraph of Section 2.15.

         PIK Notes issued in lieu of cash interest payments with respect to any Physical Notes shall be issued in the form of Physical Notes. PIK Notes issued in lieu of cash interest payments with respect to Global Notes shall be issued in the form of Global Notes.

         The Initial Notes, the Exchange Notes and the PIK Notes shall be treated as a single class or series of Notes for purposes of determining whether Holders of the requisite principal amount of Notes have given any notice, consent or waiver or taken any other action permitted hereunder.

         SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT.

         Two Officers, or an Officer and an Assistant Secretary of each Issuer and each Subsidiary Guarantor, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer and the Guarantees for the Subsidiary Guarantors by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Note or a Guarantee was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date or afterwards upon exercise of the CEO Note Options in the aggregate principal amount not to exceed $118,250,000.00, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or PIK Notes issued in relation to the Initial Notes and (iii) PIK Notes from time to time for issue as provided in Section 2.14 hereof, in each case upon the Trustee's receipt of a written order of the Issuer in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, and whether the Notes are to be issued as Initial Notes, Exchange Notes or PIK Notes and whether the Notes are to be issued in the form of Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, such written order from the Issuer shall be accompanied by and Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer. The aggregate principal amount of Notes outstanding at any time may not exceed $118,250,000.00, except as provided in Sections 2.07 and 2.08, plus such principal amounts as may be necessary with respect to the issuance of PIK Notes for the payment of interest as provided in
Section 2.14 hereof.

         The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1.00 and any integral multiple thereof.

         SECTION 2.03. REGISTRAR AND PAYING AGENT.

         The Issuer shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR") which shall initially be the Corporate Trust Office, (b) Notes may be presented or surrendered for payment ("PAYING AGENT") which shall initially be the agency of the Trustee located in the Borough of Manhattan in the City of New York, State of New York, and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture or to or upon the Subsidiary Guarantors in respect of their Guarantee and this Indenture may be served which shall initially be the office of the Paying Agent or the Corporate Trust Office. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The Issuer may act as its own Paying Agent, except that for the purposes of payments on the Notes pursuant to Section 4.15 , neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent; provided that any such co-Registrar or Paying Agent shall deliver a certificate to the Trustee certifying that it agrees to perform its duties in accordance with the procedures established by the Trustee and with the terms of this Indenture.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such

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Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Issuer and the Subsidiary Guarantors initially appoint the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and the Guarantees, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days' notice to the Issuer. The Issuer may change the Paying Agent, Registrar and the agent for service of demands and notices in connection with the Notes and the Guarantees without notice to the Holders.

         SECTION 2.04. PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06. TRANSFER AND EXCHANGE.

         When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes or other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes and the Subsidiary Guarantors shall execute Guarantees thereon at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.04, 4.15 or 9.05, in which event the Issuer shall be responsible for the payment of such taxes).

         The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

         Any holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

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         SECTION 2.07. REPLACEMENT NOTES.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken and submits evidence thereof satisfactory to the Trustee, the Issuer shall issue and the Trustee, upon receipt of a written order in the form of an Officers' Certificate, shall authenticate a replacement Note and the Subsidiary Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer, the Subsidiary Guarantors and the Trustee, to protect the Issuer, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer and the Subsidiary Guarantors.

         SECTION 2.08. OUTSTANDING NOTES.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

         SECTION 2.10. TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and so indicate in the Officers' Certificate. Without unreasonable delay, the Issuer shall prepare, the Trustee shall authenticate and the Subsidiary Guarantors shall execute Guarantees on, upon receipt of a written order of the Issuer pursuant to Section 2.02, definitive Notes in exchange for temporary Notes.

         SECTION 2.11. CANCELLATION.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12. DEFAULTED INTEREST.

         The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest of 16.5% per annum, unless the Registration Rights Agreement provides for a higher rate of interest. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest from time to time on demand at the rate of interest of 16.5% per annum, unless the Registration Rights Agreement provides for a higher rate of interest. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "DEFAULT INTEREST PAYMENT DATE"), and at the same time the Issuer shall deposit with the Trustee an amount of money, or (if cash payment of interest is prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement) PIK Notes in an amount, equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money or PIK Notes when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; PROVIDED, HOWEVER, that in no event shall the Issuer deposit monies or PIK Notes proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time of the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

         SECTION 2.13. CUSIP NUMBER.

         The Issuer in issuing the Notes may use one or more "CUSIP" numbers, and, if so, the Trustee shall use the appropriate CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of a CUSIP number contained in notice or on the Notes, and that reliance may be placed only on the other identification numbers contained on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in a CUSIP number.

         SECTION 2.14. DEPOSIT OF MONIES; PIK NOTES.

         Prior to 11:00 a.m. New York City time on each Interest Payment Date (to the extent a cash payment for interest is not prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement), Maturity Date, Redemption Date and Change of Control Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date (to the extent a cash payment for interest is not prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement), Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be.

         If on a particular Interest Payment Date the payment of interest in the form of cash is prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, that interest will be paid at the time stated above with respect to such Interest Payment Date in the form of Notes (the "PIK Notes") in a principal amount equal to the amount of accrued and unpaid interest on the Notes plus an additional 1% per annum accrued interest for the applicable period.

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         SECTION 2.15. RESTRICTIVE LEGENDS.

         Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof, and the assignment form that is part of such Note shall include the additional provisions set forth in EXHIBIT B, until after the second anniversary of the later of the Issue Date and the last date on which the Issuer or any Affiliate of Issuer was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer), unless otherwise agreed by the Issuer and the Holder thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (D) IF IT IS NOT AN ACCREDITED INVESTOR, IT WAS NEVERTHELESS PERMITTED TO PARTICIPATE IN THE EXCHANGE OFFER DESCRIBED IN THE OFFER TO EXCHANGE, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO AN ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (PROVIDED THAT ANY SUCH SALE OR TRANSFER IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT MUST BE EFFECTED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS AND REGISTRATION REQUIREMENTS UNDER APPLICABLE CANADIAN SECURITIES LAWS), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFER IS PURSUANT TO SUBCLAUSE (C), (D), (E) OR (G) OF THIS CLAUSE (2), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note shall bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE

         BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO ANOTHER NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
         2.17 OF THE INDENTURE.

         Each Note shall bear the following legends on the face thereof:

         THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR INDEBTEDNESS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 23, 2003, AMONG FOOTHILL CAPITAL CORPORATION, IN ITS CAPACITY AS AGENT FOR THE LENDERS FROM TIME TO TIME PARTY TO THE LOAN AND SECURITY AGREEMENT DATED JANUARY 22, 2003, AND U.S. BANK, N.A., AS TRUSTEE TO THE HOLDERS OF ISSUER'S 11-1/2% SECURED NOTES DUE 2007.

         THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER INTERNAL REVENUE CODE SECTIONS 1273, 1274 AND 1275. INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, AND THE YIELD TO MATURITY OF THIS SECURITY MAY BE OBTAINED BY SENDING A REQUEST IN WRITING NO EARLIER THAN TEN DAYS AFTER THE ISSUE DATE ADDRESSED TO THE CHIEF FINANCIAL OFFICER OF ABRAXAS PETROLEUM CORPORATION AT 500 NORTH LOOP 1604, SUITE 100, SAN ANTONIO, TEXAS 78232.

         SECTION 2.16. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

         (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in the second paragraph of Section 2.15.

         Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any Agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global

Note if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, the Subsidiary Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, the Subsidiary Guarantors shall execute Guarantees on and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.15.

         (f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.17. SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer prior to such second anniversary to an Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C hereto or (2) in the case of a transfer prior to such second anniversary to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto, together with in any case described in this clause (y), if the Issuer or the Trustee shall so request, an opinion of counsel addressed to it confirming the availability of an exemption from the registration requirements of the Securities Act; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Issuer shall execute, the Subsidiary Guarantors shall execute the Guarantees on and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

         (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                 (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of assignment in EXHIBIT B hereto stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of assignment in EXHIBIT B hereto stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                 (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that neither the Issuer nor any Affiliate of the Issuer has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will not transfer such Note unless such transfer is made in strict compliance with the provisions restricting the transfer of the Notes as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

         (e) TRANSFERS OF NOTES HELD BY AFFILIATES. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Issuer within two years after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which the Issuer or any Affiliate of the Issuer was an owner of such Note, in each case, bear a legend in substantially the form set forth in the initial paragraph of Section 2.15 hereof, unless otherwise agreed by the Issuer (with written notice thereof to the Trustee).

                                  ARTICLE THREE

                                   REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE.

         If the Issuer elects to redeem Notes pursuant to Section 3.03, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

         The Issuer shall give each notice provided for in this Section 3.01 not less than 5, but not more than 30, days (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) before the intended mailing date of the Notice of Redemption relating thereto, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

         In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail in accordance with the provisions of Section 3.04. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent for the Notes funds in satisfaction of the applicable Redemption Price plus accrued and unpaid interest, if any, thereon to the Redemption Date.

         SECTION 3.03. OPTIONAL REDEMPTION.

         The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below. If the Issuer redeems all or any Notes, the Issuer must also pay all interest accrued and unpaid to the applicable Redemption Date. The Redemption Prices for the Notes during the indicated time periods are as follows:

     PERIOD                                                                            PERCENTAGE
     ------                                                                            ----------
     On the Issue Date.................................................................100.0000%
     On the next Business Day after the Issue Date......................................78.6266%
     From the next Business Day after the Issue Date to 6 months after the Issue Date...80.0429%
     From 6 months after the Issue Date to 12 months after the Issue Date...............91.4592%
     From 12 months after the Issue Date to 18 months after the Issue Date..............97.1674%
     From 18 months after the Issue Date to 24 months after the Issue Date..............98.5837%
     Thereafter   .....................................................................100.0000%

Notwithstanding the foregoing, the Redemption Price for Notes to be redeemed will in no event be less than the then current Adjusted Issue Price.

         The Issuer can call Notes for redemption on the Issue Date without giving any notice of redemption to the Holders, and Notes called for redemption on the Issue Date will be deemed not to have accrued interest. The Issuer shall deliver notice to the Trustee and any Paying Agent on or before 11 a.m., New York City time, on the Issue Date if it elects to redeem the Notes on the Issue Date.

         SECTION 3.04. NOTICE OF REDEMPTION.

         With the exception of Notes being redeemed on the Issue Date, as provided above, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense.

         Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

               (1)    the Redemption Date;

               (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

               (3)    the name and address of the Paying Agent;

               (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

               (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

               (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

               (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

         SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.04, such notice of redemption shall be irrevocable and Notes called for redemption become due and payable on the Redemption Date at the Redemption Price plus accrued interest as of such date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the Redemption Price plus any accrued and unpaid interest as of the Redemption Date.

         SECTION 3.06. DEPOSIT OF REDEMPTION PRICE.

         On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         Unless the Issuer fails to comply with the preceding paragraph and default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.07. NOTES REDEEMED IN PART.

         Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

         SECTION 4.01. PAYMENT OF NOTES.

         (a) The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. If the payment of such interest in cash is prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, then the Issuer shall pay such interest in the form of PIK Notes as provided in Section
2.14 hereof.

         (b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than an Issuer or any of its Affiliates) holds, prior to 11:00 a.m. New York City time on that date, U.S. Legal Tender (or PIK Notes for certain installments of interest, in accordance with Section 2.14 of this Indenture) designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

         (c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer shall maintain the office or agency required under Section
2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

         SECTION 4.03. CORPORATE EXISTENCE.

         Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each such Subsidiary; PROVIDED, HOWEVER, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

         SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

         The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Subsidiaries; PROVIDED, HOWEVER, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

         SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

         (a) The Issuer shall, and shall cause its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section 4.05 shall prevent the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Issuer or Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

         (b) The Issuer shall provide or cause to be provided, for itself and each of the Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, is adequate and appropriate for the conduct of the business of the Issuer and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, Canada or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer, for companies similarly situated in the industry.

         SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

         (a) The Issuer shall deliver to the Trustee, within 105 days after the end of each of its fiscal quarters, an Officers' Certificate (PROVIDED, HOWEVER, that one of the signatories to such Officers' Certificate shall be the Issuer's principal executive officer, principal financial officer or principal accounting officer), as to such Officers' knowledge, without independent investigation, of the Issuer's compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such Officers shall specify the nature of such Default. Each such Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Issuer's independent certified public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the form of the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 10.02 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within 10 days of its becoming aware of such occurrence.

         SECTION 4.07. COMPLIANCE WITH LAWS.

         The Issuer shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition, business, prospects or results of operations of the Issuer and its Subsidiaries taken as a whole.

         SECTION 4.08. REPORTS TO HOLDERS.

         The Issuer will deliver to the Trustee within 15 days after filing the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Issuer will also comply with the other provisions of Section 314(a) of the TIA.

         The reports and information delivered pursuant to the preceding paragraph shall include quarterly financial statements, including details regarding sources and uses of cash or of any assets of the Issuer and its Subsidiaries. Such financial statements will provide details on both a consolidated and unconsolidated basis.

         SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

         The Issuer and each Subsidiary Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each Subsidiary Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

         The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly,

         (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer's Capital Stock to holders of such Capital Stock,

         (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Issuer or warrants, rights or options to purchase or acquire shares of Qualified Capital Stock of the Issuer,

         (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor, or

         (d)   make any Investment (other than a Permitted Investment).

(each of the foregoing actions set forth in clauses (a) through (d) being referred to as a "RESTRICTED PAYMENT").

         Notwithstanding the foregoing, the Issuer may take the following actions:

         (1) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Issuer, solely in exchange for shares of Qualified Capital Stock of the Issuer, and

         (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Issuer or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee, as the case may be, the incurrence of which was not in violation of the terms of this Indenture, solely in exchange for shares of Qualified Capital Stock of the Issuer.

         SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         (a) The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into, amend or permit or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each an "AFFILIATE TRANSACTION"), other than (i) Affiliate Transactions permitted under Section 4.11(b) and (ii) Affiliate Transactions not otherwise prohibited by the terms of this Indenture that are on terms that are fair and reasonable to the Issuer or the applicable Subsidiary and are no less favorable to the Issuer or the applicable Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Issuer or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $250,000 shall be approved by the Board of Directors of the Issuer, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions. If the Issuer or any Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2,000,000, the Issuer shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Issuer or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Advisor and file the same with the Trustee.

         (b)   The restrictions set forth in Section 4.11(a) shall not apply to
(i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Subsidiary as determined in good faith by the Board of Directors or senior management of the Issuer or such Subsidiary, as the case may be; (ii) transactions exclusively between or among the Issuer and any of its Subsidiaries or exclusively between or among such Subsidiaries; PROVIDED, HOWEVER, that such transactions are not otherwise prohibited by this Indenture; and (iii) Restricted Payments permitted by this Indenture, or any guarantee or assumption by the Issuer or any of its Subsidiaries of Indebtedness of the Issuer or any of its Subsidiaries if the incurrence of such Indebtedness was not prohibited by this Indenture.

         SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

         Other than Permitted Indebtedness, the Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness.

         Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Issuer or any Subsidiary or which is secured by a Lien on an asset acquired by the Issuer or a Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Subsidiary or at the time of the asset acquisition, as the case may be.

         The Issuer will not, and will not permit any Subsidiary Guarantor to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness (other than to Indebtedness under the Senior Credit Agreement and Qualified Senior Affiliate Indebtedness) of the Issuer or such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness (other than to Indebtedness under the Senior Credit Agreement and Qualified Senior Affiliate Indebtedness) of the Issuer or such Subsidiary Guarantor, as the case may be. The Issuer will not, and will not permit any Subsidiary to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or any Guarantee, as the case may be, and expressly contractually subordinate in right of payment to any other Indebtedness of the Issuer or such Subsidiary, as the case may be. Notwithstanding the foregoing, the provisions of this paragraph do not prohibit tranches of Indebtedness under the Senior Credit Agreement being subordinated to other tranches of Indebtedness under the Senior Credit Agreement.

         SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

         (a) pay dividends or make any other distributions on or in respect of its Capital Stock,

         (b) make loans or advances to, or pay any Indebtedness or other obligation owed to, the Issuer or any other Subsidiary,

         (c) guarantee any Indebtedness or any other obligation of the Issuer or any Subsidiary, or

         (d) transfer any of its property or assets to the Issuer or any other Subsidiary (each such encumbrance or restriction, a "PAYMENT RESTRICTION").

         The preceding will not apply, however, to encumbrances or restrictions existing under or by reason of the following (which are excluded from the term "Payment Restriction"): (i) applicable law, (ii) this Indenture, the Senior Credit Agreement, any security document or any of the security documents entered into in connection with the Senior Credit Agreement, and any document or instrument evidencing, governing or securing any of the Qualified Senior Affiliate Indebtedness, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to such Subsidiary, or the properties or assets of such Subsidiary, other than the Person or the properties or assets of the Person so acquired, (v) agreements existing on the Issue Date to the extent and in the manner such agreements were in effect on the Issue Date, (vi) customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock or assets of such Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the assets or Capital Stock to be sold or disposed of, (vii) any instrument governing a Permitted Lien, to the extent and only to the extent such instrument restricts the transfer or other disposition of assets subject to such Permitted Lien, or (viii) an agreement governing Refinancing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (ii), (iv) or (v) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the applicable agreement referred to in such clause (ii), (iv) or (v).

         SECTION 4.14. LEVERAGE.

         The Issuer's Consolidated EBITDA to Cash Interest Expense Ratio, as of the last day of any calendar quarter after the Issue Date, shall not be less than 3.0:1, except on the last day of the first calendar quarter of 2003, at which time this ratio must not be less than 2.0:1.

         SECTION 4.15. CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer repurchase all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price equal to the percentage of the principal amount thereof then applicable to optional redemptions by the Issuer, plus all accrued and unpaid interest thereon to the date of purchase.

         (b) Within 30 days following the date upon which the Change of Control occurred, the Issuer must send, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 4.15, that all Notes tendered and not withdrawn will be accepted for payment and that the Change of Control Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

               (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

               (iii) that any Note not tendered will continue to accrue interest;

               (iv) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

               (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

               (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

               (viii) the circumstances and relevant facts regarding such Change of Control.

         On or before the Change of Control Payment Date, the Issuer shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section
2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers' Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Issuer to the Holder thereof. For purposes of this
Section 4.15, the Trustee shall act as the Paying Agent.

         The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Neither the Board of Directors of the Issuer nor the Trustee may waive the provisions of this Section 4.15 relating to the Issuer's obligation to make a Change of Control Offer.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.15 by virtue thereof.

         SECTION 4.16. LIMITATION ON ASSET SALES.

         (a) The Issuer will not, and will not cause or permit any of its Subsidiaries to, consummate an Asset Sale unless:

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               (i)    the Issuer or the applicable Subsidiary, as the case may
         be, receives consideration at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's Board of Directors or senior management of the Issuer); and

               (ii) at least 95% of the consideration received by the Issuer or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition.

         (b) The Issuer must apply the Net Cash Proceeds received from any Asset Sale to Pay Down Debt.

         If at any time any consideration (other than cash or Cash Equivalents) received by the Issuer or any Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16.

         The Issuer may defer the action to Pay Down Debt until there is an aggregate Available Proceeds Amount equal to or in excess of $500,000.00 resulting from one or more Asset Sales (at which time the entire unutilized Available Proceeds Amount, and not just the amount in excess of $500,000.00, shall be applied as required pursuant to this Section 4.16).

         All Collateral Proceeds delivered to the Trustee shall constitute Trust Moneys and all Collateral Proceeds shall be delivered by the Issuer (A) so long as any Indebtedness under the Senior Credit Agreement or any Qualified Senior Affiliate Indebtedness remains outstanding, to the Senior Credit Facility Representative, and (B) otherwise to the Trustee, and all Collateral Proceeds delivered to the Trustee shall be deposited in the Collateral Account in accordance with this Indenture. Collateral Proceeds so deposited may be withdrawn from the Collateral Account for application by the Issuer as set forth above or otherwise pursuant to this Indenture in accordance with Section 12.08.

         In the event of the transfer of substantially all (but not all) of the consolidated assets of the Issuer as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the consolidated assets of the Issuer not so transferred for purposes of this covenant, and shall comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such consolidated assets of the Issuer deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of an action to Pay Down Debt.

         SECTION 4.17. LIMITATIONS WITH RESPECT TO CAPITAL STOCK OF
SUBSIDIARIES.

         The Issuer will not cause or permit any of its Subsidiaries to issue any Preferred Stock (other than to the Issuer or to a Wholly Owned Subsidiary) or permit any Person (other than the Issuer or a Wholly Owned Subsidiary) to own any Preferred Stock of any Subsidiary. The Issuer will not, and will not cause or permit any of its Subsidiaries to, sell or otherwise dispose of any shares of Capital Stock of any Subsidiary, and shall not permit any of its Subsidiaries, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except: (a) to the Issuer or a Wholly Owned Subsidiary of the Issuer, or (b) if all shares of Capital Stock of such Subsidiary owned by the Issuer and its Subsidiary are sold or otherwise disposed of. In connection with any sale or disposition of Capital Stock of any Subsidiary of the Issuer under clause (b), the Issuer will be required to comply with Section 4.16 and the Guarantee given by such Subsidiary, if any, as well as all Collateral owned by such Person shall be released.

         SECTION 4.18. LIMITATION ON LIENS.

         The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any Properties of the Issuer or of any of its Subsidiaries, whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, other than Permitted Liens..

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         SECTION 4.19. LIMITATION ON CONDUCT OF BUSINESS.

         The Issuer will not, and will not permit any of its Subsidiaries to, engage in the conduct of any business other than the Crude Oil and Natural Gas Business.

         SECTION 4.20. ADDITIONAL SUBSIDIARY GUARANTEES.

         All Subsidiaries of the Issuer shall be Subsidiary Guarantors. If any Subsidiary of the Issuer is formed after the Issue Date, or if a Person otherwise becomes a Subsidiary of the Issuer after the Issue Date, the Issuer shall cause such Subsidiary to (a) execute and deliver to the Trustee a supplement to this Indenture substantially in the form of EXHIBIT F, pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture on the terms set forth in this Indenture; (b) grant to the Trustee a second priority Lien (subject to certain Permitted Liens) on all of the current and future Oil and Gas Assets of such Subsidiary, and substantially all of its other current and future assets using applicable Security Documents substantially in the same form as those executed and delivered on the Issue Date; and (c) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, stating that no Event of Default shall occur as a result of such supplemental indenture or Security Documents, that each such instrument complies with the terms of this Indenture and that each such instrument has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.

         SECTION 4.21. LIMITATION ON ABRAXAS WAMSUTTER, LTD..

         So long as the Issuer continues to have a partnership interest in Abraxas Wamsutter, Ltd., the Issuer will not permit Abraxas Wamsutter, Ltd. to be an operating entity.

         SECTION 4.22. IMPAIRMENT OF SECURITY INTEREST.

         Neither the Issuer nor any of its Subsidiaries will take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, for its benefit and the benefit of the Holders, with respect to the Collateral, and neither the Issuer nor any of its Subsidiaries shall grant to any Person, or suffer any Person (other than the Issuer and its Subsidiaries) to have (other than to the Trustee on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral other than Permitted Liens. Neither the Issuer nor any of its Subsidiaries will enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than Indebtedness under Senior Credit Agreement, Qualified Senior Affiliate Indebtedness, and the security documents entered into in connection therewith, and other than pursuant to this Indenture and the Security Documents. This Section shall not, however, be construed as requiring the Issuer or any of its Subsidiaries to interfere with the enforcement of rights and remedies with respect to the Collateral pursuant to the Senior Credit Agreement.

         SECTION 4.23. ACCOUNTING.

         The Issuer shall keep its financial accounts in accordance with GAAP and (except as GAAP may require) consistent with past practices.

         SECTION 4.24. MAINTENANCE OF LIEN; ADDITIONAL COLLATERAL.

         (a) If, after the Issue Date, the Issuer or any of its Subsidiaries shall (i) acquire any material assets or (ii) engage in successful drilling and exploration activities resulting in the creation of new Crude Oil and Natural Gas Properties, then the Issuer shall, and shall cause each of its Subsidiaries to, execute and file in the appropriate filing offices mortgages, deeds of trust, security agreements, financing statements and other instruments granting to the Trustee for the benefit of the Holders a second priority Lien, subject only to Permitted Liens, as is necessary or appropriate to ensure that the Lien of this Indenture and the Security Documents covers all of the Oil and Gas Assets of the Issuer and its Subsidiaries and substantially all other assets of the Issuer and its Subsidiaries (other than assets securing Acquired Indebtedness to the extent granting additional Liens would be prohibited by the terms of the instruments relating to such Acquired Indebtedness).

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         (b)   In connection with any Security Documents executed and filed under clause (a) of this Section 4.24, the Issuer shall also comply with the terms of Section 12.02 to the extent applicable.

         (c) On March 15th in each year, beginning with March 15, 2003, the Issuer shall review its and its Subsidiaries' assets to ascertain whether or not all of the Oil and Gas Assets of the Issuer and its Subsidiaries and substantially all other assets of the Issuer and its Subsidiaries are then subject to the Lien of this Indenture and the Security Documents. If such is not the case, then the Issuer shall, and shall cause its Subsidiaries, to execute and file in the appropriate filing offices mortgages, deeds of trust, security agreements, financing statements and other instruments granting to the Trustee for the benefit of the Holders a second priority Lien, subject only to Permitted Liens, as is necessary or appropriate to accomplish such objective.

         SECTION 4.25. EXCESS CASH FLOW AND EXCESS CASH.

         (a) Without duplication with respect to the requirement to Pay Down Debt set forth in clause (b) of this Section 4.25, within 30 days after the last day of each calendar quarter ending after the Issue Date, the Issuer must apply an amount to Pay Down Debt equal to 90% of the Excess Cash Flow of the Issuer for such calendar quarter.

         (b) Without duplication with respect to the requirement to Pay Down Debt set forth in clause (a) of this Section 4.25, with respect to each calendar quarter ending after the Issue Date and on the same date that the Issuer applies an amount to Pay Down Debt pursuant to clause (a) of this Section 4.25 with respect to such calendar quarter, and on a date that is 7 days after the Issue Date, the Issuer must apply an amount to Pay Down Debt equal to all cash of the Issuer and its Subsidiaries as of such date (each such date a "CASH SWEEP PAYMENT DATE"), after the application of an amount to Pay Down Debt pursuant to clause (a) of this Section 4.25, on that date (provided that if there is no Excess Cash Flow with respect to such calendar quarter, the Cash Sweep Payment Date with respect to such calendar quarter shall be the first Business Day that is 30 days after the last day of such calendar quarter), minus

               (i)    $2.5 million,

               (ii)   Restricted Cash as of such Cash Sweep Payment Date,

               (iii) the amount of Capital Expenditures the Issuer is permitted to make pursuant to the terms of this Indenture during the next calendar quarter (or, with respect to the Cash Sweep Payment Date that is 7 days after the Issue Date, during the first calendar quarter of 2003) pursuant to Section 4.27, minus amounts available for making Capital Expenditures under any revolving credit facility under the Senior Credit Agreement as of such Cash Sweep Payment Date,

               (iv) cash of the Issuer as of such Cash Sweep Payment Date otherwise applied or required to be applied to Pay Down Debt, and

               (v) without duplication with respect to clause (iv) of this Subsection 4.25(b), any cash of the Issuer and its Subsidiaries as of the Cash Sweep Payment Date constituting proceeds of any equity offering by the Issuer or proceeds of any Subordinated Indebtedness of the Issuer or any of its Subsidiaries complying with Section 4.30 of this Indenture.

         (c) The Issuer will manage the cash of the Issuer and its Subsidiaries in the ordinary course of business consistent with past practices and in compliance with the terms of the Senior Credit Agreement.

         SECTION 4.26. LIMITATION ON EXPENDITURES FOR SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

         With respect to expenditures by the Issuer and its Subsidiaries on SG&A:

         (a) The amount expended by the Issuer and its Subsidiaries on SG&A in any calendar quarter ending after the Issue Date shall not exceed the applicable SG&A Quarterly Amount, subject, however, to the following carryforward and carryback provisions:

               (i) to the extent the SG&A in any one quarter (excluding the amount of SG&A due to any Rollover Increase because of a prior quarter's SG&A Deficit Amount) exceeds the applicable SG&A Quarterly Amount, the SG&A Quarterly

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         Amount, for the two succeeding quarters shall be reduced in the aggregate by an amount equal to the applicable SG&A Excess Amount, and

               (ii) to the extent the SG&A in any one quarter (excluding the amount of SG&A due to any Rollover Decrease because of a prior quarter's SG&A Excess Amount) is less than the applicable SG&A Quarterly Amount the SG&A Quarterly Amount for the two succeeding quarters shall be increased in the aggregate by an amount equal to the applicable SG&A Deficit Amount,

         (b) In no event shall the amount expended by the Issuer and its Subsidiaries on SG&A in any calendar year ending after the Issue Date exceed the SG&A Annual Amount.

         SECTION 4.27. LIMITATIONS ON CAPITAL EXPENDITURES.

         With respect to Capital Expenditures by the Issuer and its
Subsidiaries:

         (a) For the first calendar quarter in 2003, Capital Expenditures of the Issuer and its Subsidiaries shall not exceed the Q1-2003 CapEx Amount, and for each other calendar quarter in 2003, Capital Expenditures of the Issuer and its Subsidiaries shall not exceed the Q2,3,4-2003 CapEx Amount, subject, however, to the following carryforward and carryback provisions:

               (i) to the extent Capital Expenditures in the first calendar quarter of 2003 (excluding the amount of Capital Expenditures due to any Rollover Increase because of a prior quarter's CapEx Deficit Amount) exceed the Q1-2003 CapEx Amount or to the extent Capital Expenditures in any other calendar quarter of 2003 (excluding the amount of Capital Expenditures due to any Rollover Increase because of a prior quarter's CapEx Deficit Amount) exceed the Q2,3,4-2003 CapEx Amount, as applicable, the CapEx Quarterly Amount for the two succeeding quarters shall be decreased in the aggregate by an amount equal to the applicable CapEx Excess Amount, and

               (ii) to the extent Capital Expenditures in the first calendar quarter of 2003 (excluding the amount of Capital Expenditures due to any Rollover Decrease because of a prior quarter's CapEx Excess Amount) fall below the Q1-2003 CapEx Amount or to the extent Capital Expenditures in any other calendar quarter of 2003 (excluding the amount of Capital Expenditures due to any Rollover Decrease because of a prior quarter's CapEx Excess Amount) fall below the Q2,3,4-2003 CapEx Amount, as applicable, the CapEx Quarterly Amount for the two succeeding quarters shall be increased in the aggregate by an amount equal to the applicable CapEx Deficit Amount.

         (b) In no event shall the Capital Expenditures of the Issuer and its Subsidiaries for calendar year 2003 exceed the 2003 CapEx Amount.

         (c) For each calendar quarter in calendar year 2004 and each calendar quarter in any following calendar year, Capital Expenditures of the Issuer and its Subsidiaries shall not exceed the applicable 2004-Plus CapEx Quarterly Amount, subject, however, to the following carryforward and carryback provisions:

               (i) to the extent Capital Expenditures in any such quarter (excluding the amount of Capital Expenditures due to any Rollover Increase because of a prior quarter's CapEx Deficit Amount) exceed the applicable 2004-Plus CapEx Quarterly Amount, the 2004-Plus CapEx Quarterly Amount for the two succeeding quarters shall be decreased in the aggregate by an amount equal to the applicable CapEx Excess Amount, and

               (ii) to the extent the Capital Expenditures in any such quarter (excluding the amount of Capital Expenditures due to any Rollover Decrease because of a prior quarter's CapEx Excess Amount) fall below the applicable 2004-Plus CapEx Quarterly Amount, the 2004-Plus CapEx Quarterly Amount for the two succeeding quarters shall be increased in the aggregate by an amount equal to the applicable CapEx Deficit Amount.

         (d) In no event shall the Capital Expenditures of the Issuer and its Subsidiaries for calendar year 2004 or any following calendar year exceed the 2004-Plus CapEx Annual Amount.

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         With respect to the limitations on Capital Expenditures set forth above, the Issuer may reallocate capacity for making up to an aggregate of $3 million of Capital Expenditures which are to be used for satisfying capital calls with respect to non-operating mineral interests of the Issuer and its Subsidiaries for development expenses with respect to such non-operating mineral interests as follows:

         (1) any such reallocation will increase the annual permissible Capital Expenditures by the amount of such reallocation for the calendar year to which such reallocation was made, and will decrease the annual permissible Capital Expenditures by the amount of such reallocation for the calendar year from which such reallocation was made;

         (2) the amount reallocated to a calendar year must be allocated by the Issuer to the calendar quarters within that calendar year to increase the permissible Capital Expenditures for such calendar quarters, and the amount reallocated from a calendar year must be allocated by the Issuer to the calendar quarters within that calendar year to decrease the permissible Capital Expenditures for such calendar quarters; and

         (3) any amount reallocated to a particular period (i.e., to a particular calendar year or a particular calendar quarter) can be used only for Capital Expenditures to satisfy capital calls with respect to non-operating mineral interests of the Issuer and its Subsidiaries for development expenses with respect to such non-operating mineral interests.

         SECTION 4.28. LIMITATION ON TAX SHARING ARRANGEMENTS.

         Neither the Issuer nor any of its Subsidiaries may enter into any agreement, arrangement or understanding with respect to liability for payment or sharing of any other Person's taxes, including any tax sharing or similar arrangement, except to the extent of any covenant pursuant to which funds or money actually paid or transferred to or from the Issuer or its Subsidiary, as the case may be, are thereupon actually used to pay the applicable taxes.

         SECTION 4.29. LIMITATION ON USES OF CASH.

         The Issuer and its Subsidiaries will make cash expenditures only for the following and only to the extent not otherwise prohibited by the terms of this Indenture:

         (a) Qualified Lease Operating Costs, SG&A costs, taxes (e.g., income, severance, ad valorem, franchise) in each case not prohibited by the terms of this Indenture;

         (b)   cash interest requirements;

         (c) Capital Expenditures not prohibited by the terms of this Indenture;

         (d) any oil and gas hedge settlements requiring a cash payment from the Issuer pursuant to oil and gas hedge agreements entered into
               (i) pursuant to approval by the Board of Directors of the Issuer,
               (ii) in the ordinary course of business, and (iii) to provide protection against oil and gas price fluctuations with respect to reasonably anticipated oil and gas production of the Issuer and its Subsidiaries and not for the purpose of speculating;

         (e) any payment to reduce debt to the extent such payment is not prohibited by the terms of this Indenture, provided that the average days outstanding for payables paid shall not be less than the greater of (i) 45 days and (ii) the industry standard therefor, subject to adjustment by the Board of Directors of the Issuer;

         (f) payments due to the settling of a natural gas balancing deficiency not to exceed $45,000 in the aggregate in any calendar year unless a higher amount is approved by the Board of Directors of the Issuer;

         (g)   payment of judgments rendered by a court of law;

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         (h)   assessments issued by any governmental entity;

         (i) additional cash expenditures not to exceed $2 million in the aggregate in any calendar year; provided, however, that the Issuer and its Subsidiaries may make aggregate cash expenditures in excess of $2 million in any calendar year under this Subsection 4.29(i) if the Board of Directors of the Issuer approves such expenditures;

         (j) obligations under the Senior Credit Agreement and Qualified Senior Affiliate Indebtedness including, but not limited to, fees and expenses incurred in connection therewith and fees related to any amendment, waiver, consent or similar actions taken by the agent and lenders related thereto (the payment of which obligations will not be prohibited by the terms of this Indenture); and

         (k)   payment of any Stark Fees.

         SECTION 4.30. PROCEEDS FROM ISSUANCES OF EQUITY AND SUBORDINATED DEBT.

         (a) The Issuer may issue common equity, or preferred equity with no maturity or required or allowed cash dividend, at any time and may use the net proceeds from any such issuance in any manner consistent with other provisions of this Indenture. Such net proceeds will not be included in the calculation of Excess Cash Flow.

         (b) The Issuer may also issue preferred equity with a maturity or required or allowed cash dividends if such issuance complies with the following requirements:

               (i) no portion of any such equity may be redeemed or repurchased or, except as permitted under clause (iii) below, have any other cash distribution or dividend until the Notes are completely repaid,

               (ii) at least 50% of the proceeds of such issuance must immediately be used to Pay Down Debt, and

               (iii)  no cash dividends can be paid on such equity unless:

                      (A)  at least 75% of such proceeds are used to Pay Down
               Debt,

                      (B) the cash dividend payable to the holders of such equity does not exceed the Cash Coupon on the Notes, and

                      (C) the holders of the Notes receive in cash (in full) current interest payments due and payable.

         (c) The Issuer and its Subsidiaries may also incur Subordinated Indebtedness that complies with the following requirements (such Indebtedness is referred to as "Permitted Subordinated Indebtedness"):

               (i) no portion of any principal of any such Subordinated Indebtedness may be repaid, or refinanced if such refinancing results in a shorter Weighted Average Life to Maturity or in the terms of such Subordinated Indebtedness being less favorable to the holders of the Notes, until the Notes are completely repaid,

               (ii) at least 50% of the proceeds of such issuance must immediately be used to Pay Down Debt, and

               (iii) no cash interest can be paid on such Subordinated Indebtedness unless:

                      (A)  at least 75% of such proceeds are used to Pay Down
         Debt,

                      (B) the cash portion of any interest payable to the holders of such Subordinated Indebtedness does not exceed the Cash Coupon on the Notes, and

                                       43
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                      (C)  the holders of the Notes receive in cash (in full)
         current interest payments due and payable.

         SECTION 4.31. FARMOUTS.

         (a) The Issuer and its Subsidiaries may enter into and perform with respect to farmouts covering any of their undeveloped wells and properties, provided that the Issuer must, prior to any properties being transferred pursuant to such farmout, obtain written confirmation from F. John Stark, III stating that such farmout is in the best interests of the Holders of the Notes, and file the same with the Trustee, further provided that such written confirmation will not be required for any farmout with a farmout value (as determined as provided below) of less than $100,000, but the total aggregate farmout value of farmouts so exempted from the written confirmation requirement cannot exceed $500,000 in any twelve calendar month period. For the purposes of this Section 4.31, the value of a farmout will be the portion of the capital commitments made by the farmee(s) under the farmout relating to the interests of the Issuer or its Subsidiaries being farmed out. The Issuer anticipates entering into a retainer arrangement with F. John Stark, III in connection with his services with respect to such written confirmations, with such retainer arrangement calling for the payment to him of fees for his services with respect to such written confirmations (the "STARK FEES"), with the Stark Fees being excluded from the calculation of SG&A.

         (b) In addition, the Issuer and its Subsidiaries may enter into and perform farmouts not complying with Section 4.31(a) if consent to such farmout is obtained from the Holders of not less than a majority of the principal amount of the then outstanding Notes issued under this Indenture.

         (c) The farmouts referenced in the Purchase and Sale Agreement dated November 21, 2002 between the Issuer, as seller, and PrimeWest Gas Inc., as purchaser, (the "FARMOUT AGREEMENT") and included as Schedule P in such agreement, are permitted farmouts under this Indenture.

         (d) Farmouts permitted by the preceding three paragraphs are referred to as "PERMITTED FARMOUT AGREEMENTS." The following shall apply to each Permitted Farmout Agreement:

               (i) the applicable portions of Liens of the Security Documents securing the Notes will be released with respect to the undeveloped wells and/or properties that are subject to such Permitted Farmout Agreement, provided that all retained interests of the Issuer and the Subsidiaries in such wells and/or properties will remain subject to such Liens;

               (ii) such Permitted Farmout Agreement will be deemed not to be an Asset Sale, including, but not limited to, the purchase options in the Farmout Agreement referenced in Section 4.31(c) above;

               (iii) obligations of the Issuer and its Subsidiaries under such Permitted Farmout Agreement that constitute Indebtedness will be Permitted Indebtedness so long as any such Indebtedness is non-recourse with respect to the Issuer and its Subsidiaries and their properties and assets other than the wells and/or properties that are the subject of such Permitted Farmout Agreement; and

               (iv) to the extent such Permitted Farmout Agreement would constitute an Investment by the Issuer or any of its Subsidiaries, such Investment will be a Permitted Investment.

         SECTION 4.32. CEO NOTE OPTIONS.

         The Issuer may issue to its Chief Executive Officer (the "ISSUER'S CEO") options to purchase Notes ("CEO NOTE OPTIONS") as follows:

         (a) Issuance to the Issuer's CEO on the Issue Date of options to purchase $750,000 principal amount of Notes for the market price therefor at the Issue Date;

         (b) Issuance to the Issuer's CEO of options to purchase $250,000 principal amount of Notes for the market price therefor at the Issue Date if the Notes trade for greater than 70% of the face amount thereof for 60 consecutive trading days, with the first of such consecutive 60 days being in January of 2003;

                                       44
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         (c)   Issuance to the Issuer's CEO of options to purchase $500,000 principal amount of Notes for the market price therefor at the Issue Date if the Notes trade for greater than 70% of the face amount thereof for any 60 consecutive trading days during the first 365 calendar days after the Issue Date; and

         (d) Issuance to the Issuer's CEO of options to purchase $250,000 principal amount of Notes for the market price therefor at the Issue Date if the Notes trade for greater than 90% of the face amount thereof for any 60 consecutive trading days during the 365 calendar day period commencing on the 366th day after the Issue Date, provided that if the condition set forth in clause (c) immediately above is not achieved, the amount applicable for this clause (d) shall be increased from $250,000 to $750,000.

         For determining consecutive trading days with respect to the Notes, a trading day will be a day on which there are at least $500,000 in aggregate principal amount of Notes traded and either Jefferies and Company, Inc., or its successor, or Imperial Capital, LLC, or its successor, (as long as they did not execute the trade) confirms to the Issuer that the trade was in the context of the market.

         SECTION 4.33. CONDUCT OF BUSINESS IN THE INTERIM PERIOD.

         The Issuer shall have, and shall have caused its Subsidiaries to, conduct business consistent with past practices during the interim period between the date that the Offer to Exchange was made and the Issue Date.

         SECTION 4.34. CALCULATION OF ORIGINAL ISSUE DISCOUNT.

         The Issuer shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount accrued on the outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code or applicable U.S. Treasury regulation.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

         SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

         The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the assets owned directly or indirectly by the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), whether as an entirety or substantially as an entirety to any Person unless: (a) either (i) the Issuer shall be the surviving or continuing corporation or (ii) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Issuer and its Subsidiaries substantially as an entirety (the "SURVIVING ENTITY") (x) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Security Documents on the part of the Issuer to be performed or observed; (b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), the Issuer or such Surviving Entity, as the case may be,
(i) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction, and
(ii) both (x) the Issuer's or such Surviving Entity's (calculated as if such Surviving Entity was the Issuer) as the case may be, Consolidated EBITDA Coverage Ratio is at least equal to 2.5 to 1.0; and (y) the Issuer's or such Surviving Entity's (calculated as if such Surviving Entity was the Issuer), as the case may be, Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of the aggregate consolidated Indebtedness of the Issuer and its Subsidiaries; (c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien

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granted in connection with or in respect of the transaction), no Default or
Event of Default shall have occurred or be continuing; and (d) the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions hereof and that all conditions precedent in this Indenture relating to such transaction have been satisfied; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Subsidiaries the Capital Stock of which constitutes all or substantially all of the assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the assets of the Issuer.

         Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of this Indenture described under this Section 5.01) will not, and the Issuer will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Issuer or another Subsidiary Guarantor that is a Wholly Owned Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a Person organized and existing under the laws of the United States or any state thereof or the District of Columbia (or if such Subsidiary Guarantor was formed under the laws of Canada or any province or territory thereof, such Surviving Entity shall be a Person organized and validly existing under the laws of Canada or any province or territory thereof); (b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Issuer could satisfy the provisions of clause (b) of the first paragraph of this Section 5.01. Any merger or consolidation of a Subsidiary Guarantor with and into the Issuer (with the Issuer being the Surviving Entity) need only comply with clause (d) of the first paragraph of this Section 5.01.

         SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the Surviving Entity, the Surviving Entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such, and thereafter (except in the case of a lease), the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

                                   ARTICLE SIX

                                    REMEDIES

         SECTION 6.01. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" means any of the following events:

               (a) the failure to pay interest on any Notes when the same becomes due and payable;

               (b) the failure to pay the principal of any Notes when such principal becomes due and payable, at the Maturity Date, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or to Pay Down Debt in connection with an Asset Sale);

               (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after Issuer or any Subsidiary Guarantor receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with

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         respect to observance or performance of any of the terms or provisions of Section 4.15, 4.16 or 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

               (d) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer or any Subsidiary (or the payment of which is guaranteed by the Issuer or any Subsidiary), whether such Indebtedness now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness (a "PAYMENT DEFAULT") or
         (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $2,000,000.00 or more;

               (e) one or more judgments in an aggregate amount in excess of $2,000,000.00 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Issuer or any of its Subsidiaries and such judgments remain undischarged, unvacated, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

               (f) the Issuer or any of its Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

                      (i)    commences a voluntary case or proceeding;

                      (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                      (iv) makes a general assignment for the benefit of its creditors; or

                      (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Issuer or any Subsidiary of the Issuer in an involuntary case or proceeding,

                      (ii) appoints a Custodian of the Issuer or any Subsidiary of the Issuer for all or substantially all of its Properties, or

                      (iii) orders the liquidation of the Issuer or any Subsidiary of the Issuer,

         and in each case the order or decree remains unstayed and in effect for 60 days; or

               (h) any of the Guarantees or any of the Security Documents ceases to be in full force and effect or any of the Guarantees or the Security Documents is declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture) or any obligor or any Related Person denies or disaffirms its liability under any Security Document to which it is party.

         SECTION 6.02. ACCELERATION.

         Upon the happening of any Event of Default specified in Section 6.01, the Trustee may, or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, declare the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the

                                       47
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respective Event of Default and that it is a "notice of acceleration" and the same shall become immediately due and payable. If an Event of Default of the type described in clause (f) or (g) above occurs and is continuing, then such amount will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee may rescind and cancel such declaration and its consequences (a) if the rescission would not conflict with any judgment or decree, (b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which have become due otherwise than by such declaration of acceleration, has been paid, (d) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and (e) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or
(g) of the description of Events of Default above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. OTHER REMEDIES.

         Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04. WAIVER OF PAST DEFAULTS.

         Prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed to be cured and shall cease to exist. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

         SECTION 6.05. CONTROL BY MAJORITY.

         Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Article Six and under the TIA. Subject to the terms of the Intercreditor Agreement, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (c) that may expose the Trustee to personal liability for which reasonable security and indemnity provided to the Trustee against such liability shall be inadequate; PROVIDED, FURTHER, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

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         SECTION 6.06. LIMITATION ON SUITS.

         No Holder of any Notes shall have any right to institute any proceeding with respect to this Indenture, the Notes, any Guarantee or any Security Document or any remedy hereunder or thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture, the institution of such proceeding is consistent with the terms of the Intercreditor Agreement, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice, request and offer of security and indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Notes.

         Subject to the terms of the Intercreditor Agreement, the foregoing limitations shall not apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed or provided for in such Note.

         A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

         SECTION 6.07. RIGHT OF HOLDERS TO RECEIVE PAYMENT.

         Subject to the terms of the Intercreditor Agreement (to which this provision is subject), the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may, subject to the terms of the Intercreditor Agreement, recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary Guarantor or Subsidiary (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article Six it shall, subject to the terms of the Intercreditor Agreement, pay out such money in the following order:

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               First: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

               Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

               Third: to Holders for the principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (including any premium); and

               Fourth: the balance, if any, to the Issuer.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Guarantee or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

         SECTION 7.01. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)   Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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               (1)    This paragraph does not limit the effect of paragraph (b)
         of this Section 7.01.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate security and indemnity against such risk or liability is not reasonably assured to it.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and
Section 7.02.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02. RIGHTS OF TRUSTEE.

         Subject to Section 7.01:

               (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

               (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections
         10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

               (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer's accountants and attorneys.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order, direction or exercise.

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               (g)    The Trustee shall not be required to give any bond or
         surety in respect of the performance of its powers and duties hereunder.

               (h) Delivery of reports, information and documents to the Trustee under Section 4.08 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's and any Subsidiary Guarantor's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               (i) No permissive right of the Trustee to act hereunder shall be construed as a duty.

               (j) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, a written Opinion of Counsel, or both.

               (k) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuer's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a) and 6.01(b) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

               (l) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes generally, the Issuer or this Indenture.

               (m) The Trustee shall be authorized to exercise its rights and remedies under this Indenture and the Security Documents through one or more agents.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any of its Subsidiaries, or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Guarantees or the Notes, and it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if (i) the Trustee receives written notice thereof or (ii) such default is an Event of Default under Section 6.01(a) or (b), the Trustee shall mail to each Holder and to the Senior Credit Facility Representative notice of the uncured Default or Event of Default within 90 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer, a Default in any requirement under this Indenture to Pay Down Debt, and a Default in compliance with Article Five hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso to Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

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         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after May 15 of each year beginning with 2003, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), (c) and (d).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

         The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA Section 313(d).

         SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to by the Issuer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, counsel, accountants and experts.

         The Issuer and the Subsidiary Guarantors shall jointly and severally indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, stockholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, relating to or arising out of or in connection with
(i) the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, or (ii) the validity, invalidity, adequacy or inadequacy of this Indenture, the Subsidiary Guarantees, the Notes, the Security Documents and the Offer to Exchange. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it intends to seek indemnity. At the Trustee's sole discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED, HOWEVER, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         The provisions of this Section 7.07 shall survive the termination of this Indenture.

         SECTION 7.08. REPLACEMENT OF TRUSTEE.

         The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer's consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

         (1)   the Trustee fails to comply with Section 7.10;

         (2)   the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4)   the Trustee becomes incapable of acting.

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         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee's appointment to each Holder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such corporation shall be otherwise qualified and eligible under this Article Seven.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA
Section 310 shall apply to the Issuer and the Subsidiary Guarantors, as obligors of the Notes.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuer and the Subsidiary Guarantors, as obligors on the Notes.

         SECTION 7.12. OTHER CAPACITIES.

         All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.

                                       54
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                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. TERMINATION OF ISSUER'S OBLIGATIONS.

         This Indenture, the Guarantees and the Security Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (a) either (i) all Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust by the Issuer or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or are to become due and payable within 180 days, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable written instructions in the form of an Officers' Certificate from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Issuer has paid all other sums payable under this Indenture by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

         The Issuer may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("LEGAL DEFEASANCE"). Such Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, and satisfied all of their obligations with respect to the Notes, except for (a) the rights of Holders to receive payments from the trust referred to below in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Issuer's obligations in connection therewith and (d) the Legal Defeasance provisions of this Section 8.01. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Subsidiary Guarantors, if any, released with respect to covenants contained in Sections 4.04, 4.05, 4.06(b), 4.07, 4.08 and 4.10 through 4.21,
4.23 and 4.25 through 4.33 and Articles Five and Twelve ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event of Covenant Defeasance, those events described under Section 6.01 (except those events described in Section 6.01(a), (b), (f), (g) and (h) as it relates to the Guarantees) will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

               (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

               (b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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               (c)    in the case of Covenant Defeasance, the Issuer shall have
         delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.01(f) or (g) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

               (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

               (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; PROVIDED, HOWEVER, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer; and

               (h) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         SECTION 8.02. APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuer.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes. The provisions of this Section 8.02 shall survive the termination of this Indenture.

         SECTION 8.03. REPAYMENT TO THE ISSUER.

         Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon receipt of a written order in the form of an Officers' Certificate requesting any money held by them for the payment of principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

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         SECTION 8.04. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.02; PROVIDED, HOWEVER, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

         SECTION 8.05. ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

         After (i) the conditions of Section 8.01 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Issuer in the form of an Officers' Certificate shall acknowledge in writing the discharge of the Issuer's obligations under this Indenture except for those surviving obligations specified in Sections 7.07 and 8.02.

                                  ARTICLE NINE

                            MODIFICATION OF INDENTURE

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

         Subject to the terms of the Intercreditor Agreement, the Issuer, the Subsidiary Guarantors and the Trustee may amend, waive or supplement this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Document without notice to or consent of any Holder: (a) to cure any ambiguity, defect or inconsistency; (b) to comply with Section 4.20 or 5.01 of this Indenture; (c) to provide for uncertificated Notes in addition to certificated Notes; (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder. Notwithstanding the foregoing, subject to Section 9.02, the Trustee and the Issuer may not make any change that adversely affects the rights of any Holder under this Indenture, the Intercreditor Agreement or any Security Document without the consent of such Holder. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel; PROVIDED, HOWEVER, that in delivering such Opinion of Counsel, such counsel may rely as to matters of fact, on a certificate or certificates of officers of the Issuer.

         SECTION 9.02. WITH CONSENT OF HOLDERS.

         Subject to the terms of the Intercreditor Agreement, all other amendments, supplements or waivers of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Document may be made with the consent of the Holders of not less than a majority of the then outstanding principal amount of the then outstanding Notes, except that, without the consent of each Holder of the Notes affected thereby, no amendment, supplement or waiver may, directly or indirectly: (i) reduce the amount of Notes whose Holders must consent to any amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes or reduce the amount of Liquidated Damages payable under the Registration Rights Agreement; (iii) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;
(iv) make any Notes payable in currency other than that stated in the Notes; (v) make any change in provisions of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or any Security Document protecting the right of each Holder of a Note to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in aggregate principal amount of the then outstanding Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or to Pay Down Debt with respect to any Asset Sale that has been consummated or

                                       57
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modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, any Security Document or Section 1.01 affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

         Notwithstanding anything to the contrary in this Section 9.02, the Issuer and its Subsidiaries may enter into and perform farmouts not complying with Section 4.31(a) of this Indenture if consent to such farmout is obtained from the Holders of not less than a majority of the then outstanding principal amount of the then outstanding Notes.

         SECTION 9.03. COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; PROVIDED, HOWEVER, that this
Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

         The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee upon receipt of a written order in the form of an Officers' Certificate shall authenticate a new Note that reflects the changed terms.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, Etc.

         The Trustee shall execute any amendment, supplement or waiver approved by the Board of Directors of the Issuer and authorized pursuant to this Article Nine; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. In executing such amendment, supplement or waiver the Trustee shall be entitled to receive security and indemnity satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officers' Certificate of the Issuer, each stating that
(a) no Event of Default shall occur as a result of such amendment, supplement or waiver, (b) such amendment, supplement or waiver has been approved by the Board of Directors of the Issuer and (c) the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by

                                       58
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this Indenture, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer. Such Opinion of Counsel shall not be an expense of the Trustee.

         SECTION 9.07. EVIDENCE OF AMENDMENTS, SUPPLEMENTS, WAIVERS.

         This Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Security Documents may only be amended, supplemented or waived by a written instrument duly signed as contemplated in Section 9.01 or 9.02.

         SECTION 9.08. AMENDMENT OF INTERCREDITOR AGREEMENT.

         The provisions of the Intercreditor Agreement and the provisions of this Indenture cannot be amended in a manner adverse to the Senior Credit Facility Representative or the Senior Credit Facility Lenders without the written consent of the Senior Credit Facility Representative.

                                   ARTICLE TEN

                                  MISCELLANEOUS

         SECTION 10.01. TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; PROVIDED, HOWEVER, that this Section 10.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

         SECTION 10.02. NOTICES.

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to the Issuer or any Subsidiary Guarantor:

                        c/o Abraxas Petroleum Corporation
                        500 North Loop 1604 East
                        Suite 100
                        San Antonio, Texas 78232
                        Telecopier Number: (210) 490-8816

                        Attn:  Chief Executive Officer

               if to the Trustee:

                        U.S. Bank, N.A.
                        180 East Fifth Street
                        Saint Paul, Minnesota 55101
                        Attn:  Corporate Trust Department
                        Telecopier Number: (651) 229-6415

               if to the Senior Credit Facility Representative, as specified in the Intercreditor Agreement.

         Each of the Issuer, the Subsidiary Guarantors and the Trustee by written notice to the others may designate additional or different addresses for notices to such Person. A different identity and/or address for the Senior Credit

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Facility Representative may be designated by the Trustee being given a Senior
Credit Facility Representative Change Notice setting forth such different identity and/or address. Any notice or communication to the Issuer, the Subsidiary Guarantors, the Trustee or the Senior Credit Facility Representative shall be deemed to have been given or made as of the date so delivered if hand delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except for notices or communications to the Trustee which shall be effective only upon actual receipt thereof.

         SECTION 10.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

         SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

               (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers' Certificate).

         SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 10.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

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         SECTION 10.07. LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 10.08. GOVERNING LAW.

         THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York in any action or proceeding arising out of or relating to this Indenture.

         SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Subsidiary Guarantor or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 10.10. NO PERSONAL LIABILITY.

         No director, officer, employee or stockholder, as such, of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, this Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         SECTION 10.11. SUCCESSORS.

         All agreements of the Issuer and the Subsidiary Guarantors in this Indenture, the Intercreditor Agreement, the Notes and the Guarantees shall bind their successors. Except as permitted under Article Five, neither the Issuer nor any Subsidiary Guarantor may assign any or all of its rights hereunder. All agreements of the Trustee in this Indenture and the Intercreditor Agreement shall bind its successors.

         SECTION 10.12. DUPLICATE ORIGINALS.

         All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 10.13. SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 10.14. INDEPENDENCE OF COVENANTS.

         All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

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         SECTION 10.15. CURRENCY INDEMNITY.

         This is an international loan transaction in which the specification of U.S. Legal Tender is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in U.S. Legal Tender hereunder or under the Notes or Guarantees (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Holders of the full amount of the Original Currency payable to it under this Indenture or the Notes or Guarantees. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Trustee could purchase Original Currency at its principal office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Issuer and the Subsidiary Guarantors in respect of any such sum due from them to the Trustee or any Holder hereunder or under any other document (in this Section 10.15 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency to New York with the amount of the judgment currency so adjudged to be due; and the Issuer and the Subsidiary Guarantors each hereby, as a separate obligation and notwithstanding any such judgment, agrees jointly and severally to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Original Currency so purchased and transferred.

                                 ARTICLE ELEVEN

                               GUARANTEE OF NOTES

         SECTION 11.01. UNCONDITIONAL GUARANTEE.

         Subject to the provisions of this Article Eleven, each Subsidiary Guarantor, if any, hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior basis, except as provided in the Intercreditor Agreement (such guarantee to be referred to herein as a "GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Issuer or any Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes shall be duly and punctually paid in full when due, whether at the Maturity Date, upon repurchase at the option of Holders pursuant to any provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Issuer or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Subsidiary Guarantor shall be obligated jointly or severally to pay or to perform, or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

         Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Security Documents or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer,

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protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Subsidiary Guarantor, any amount paid by the Issuer or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand,
(a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.

         No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Guarantee solely by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

         Each Subsidiary Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a prorata amount based on the net assets of such Subsidiary Guarantor, determined in accordance with GAAP.

         SECTION 11.02. LIMITATIONS ON GUARANTEES.

         The obligations of each Subsidiary Guarantor in the United States under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         SECTION 11.03. EXECUTION AND DELIVERY OF GUARANTEE.

         To further evidence the Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of EXHIBIT E herein, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Subsidiary Guarantor by either manual or facsimile signature of an Officer of each Subsidiary Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

         SECTION 11.04. RELEASE OF A SUBSIDIARY GUARANTOR.

         (a) If no Default exists or would exist under this Indenture, upon the sale or disposition of all of the Capital Stock of a Subsidiary Guarantor by the Issuer or a Subsidiary of the Issuer in a transaction constituting an Asset Sale, the Net Cash Proceeds of which are applied in accordance with Section 4.16, such Subsidiary Guarantor and each Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder and all Collateral owned by such Person shall be released to the extent set forth in Section 12.04; PROVIDED, HOWEVER, that each such Subsidiary

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Guarantor is sold or disposed of in accordance with this Indenture. Any
Subsidiary Guarantor not so released shall remain or be liable under its Guarantee as provided in this Article Eleven.

         (b) The Trustee shall deliver to the Issuer an appropriate instrument evidencing the release of a Subsidiary Guarantor under its Guarantee endorsed on the Notes and under this Article Eleven upon receipt of a written request by the Issuer or such Subsidiary Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04, PROVIDED the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

         Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.

         SECTION 11.05. WAIVER OF SUBROGATION.

         Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the ISSUER'S obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under or in connection with the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

         SECTION 11.06. IMMEDIATE PAYMENT.

         Each Subsidiary Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Subsidiary Guarantor in writing.

         SECTION 11.07. NO SET-OFF.

         Each payment to be made by a Subsidiary Guarantor hereunder in respect of the Obligations guaranteed by it shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         SECTION 11.08. OBLIGATIONS ABSOLUTE.

         The obligations of each Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Subsidiary Guarantor hereunder which may not be recoverable from such Subsidiary Guarantor on the basis of a Guarantee shall be recoverable from such Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

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         SECTION 11.09. OBLIGATIONS CONTINUING.

         The obligations of each Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations of the Issuer under this Indenture and the Notes have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable written acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee, on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor hereunder; PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, nothing in this Section 11.09 shall be construed to obligate the Trustee to take any action not otherwise allowed by this Indenture or the TIA, and under no circumstances shall Trustee be required to take any actions in compliance with this Section 11.09 which would incur any liability whatsoever under the terms of this Indenture or otherwise except to the extent that it is provided with security or indemnity satisfactory to it, nor shall Trustee's actions hereunder be deemed to be a breach of any other provision of this Indenture.

         SECTION 11.10. OBLIGATIONS NOT REDUCED.

         The obligations of each Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

         SECTION 11.11. OBLIGATIONS REINSTATED.

         The obligations of each Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Subsidiary Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Subsidiary Guarantor as provided herein.

         SECTION 11.12. OBLIGATIONS NOT AFFECTED.

         The obligations of each Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Subsidiary Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate any Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

               (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

               (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

               (c) any failure of the Issuer, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, any Security Document or the Notes, or to give notice thereof to a Subsidiary Guarantor;

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               (d)    the taking or enforcing or exercising or the refusal or
         neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

               (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

               (f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes, the Intercreditor Agreement, any Security Document or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

               (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Subsidiary Guarantor;

               (h) any merger or consolidation of the Issuer or a Subsidiary Guarantor with any Person or Persons, except as provided in Section 11.04;

               (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations of the Issuer under this Indenture or the Notes or the obligations of a Subsidiary Guarantor under its Guarantee; and

               (j) any other circumstance, other than the release of the Subsidiary Guarantor pursuant to Section 11.04 or irrevocable payment of such Obligations, that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Notes or of a Subsidiary Guarantor in respect of its Guarantee hereunder.

         SECTION 11.13. WAIVER.

         Without in any way limiting the provisions of Section 11.01 hereof, each Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Subsidiary Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Obligations of the Issuer under this Indenture or the Notes, or other notice or formalities to the Issuer or any Subsidiary Guarantor of any kind whatsoever.

         SECTION 11.14. NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER.

         Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations of the ISSUER under this Indenture or the Notes or against the ISSUER or any other Person or any Property of the ISSUER or any other Person before the Trustee is entitled to demand payment and performance by any or all Subsidiary Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

         SECTION 11.15. DEALING WITH THE ISSUER AND OTHERS.

         The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor hereunder and without the consent of or notice to any Subsidiary Guarantor, may

               (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the ISSUER or any other Person;

               (b) take or abstain from taking security or collateral from the ISSUER or any other Person or from perfecting security or collateral of the ISSUER or any other Person;

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               (c)    release, discharge, compromise, realize, enforce or
         otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the ISSUER or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

               (d)    accept compromises or arrangements from the ISSUER;

               (e) apply all monies at any time received from the ISSUER or from any security upon such part of the Obligations of the ISSUER under this Indenture and the Notes as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

               (f) otherwise deal with, or waive or modify their right to deal with, the ISSUER and all other Persons and any security as the Holders or the Trustee may see fit.

         SECTION 11.16. DEFAULT AND ENFORCEMENT.

         Subject to the terms of the Intercreditor Agreement, if any Subsidiary Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Subsidiary Guarantor and such Subsidiary Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Subsidiary Guarantor the obligations.

         SECTION 11.17. ACKNOWLEDGMENT.

         Each Subsidiary Guarantor hereby acknowledges communication of the terms of this Indenture, the Intercreditor Agreement and the Notes and consents to and approves of the same.

         SECTION 11.18. COSTS AND EXPENSES.

         Each Subsidiary Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

         SECTION 11.19. NO MERGER OR WAIVER; CUMULATIVE REMEDIES.

         No Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

         SECTION 11.20. GUARANTEE IN ADDITION TO OTHER OBLIGATIONS.

         The obligations of each Subsidiary Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

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                                 ARTICLE TWELVE

                                    SECURITY

         SECTION 12.01. GRANT OF SECURITY INTEREST; REMEDIES.

         (a) In order to secure the obligations of the Issuer hereunder and the Guarantees, the Issuer hereby covenants to, and to cause each Subsidiary Guarantor to, execute and deliver on or before the Issue Date, and from time to time thereafter as appropriate, one or more Mortgages and other Security Documents, as reasonably determined by the Trustee to obtain a Lien, but subject to certain Permitted Liens, on all of the current and future Oil and Gas Assets of the Issuer and its Subsidiaries, and substantially all other current and future assets of the Issuer and the Subsidiary Guarantors. Subject to the Intercreditor Agreement, each such Security Document, when executed and delivered, shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each such Security Document for a more complete description of the terms and provisions thereof. Each Holder, by accepting a Note, agrees to all of the terms and provisions of each Security Document and the Trustee agrees to all of the terms and provisions of each Security Document.

         (b) If (i) the Notes become due and payable prior to the Maturity Date or are not paid in full at the Maturity Date or (ii) an Event of Default has occurred and is continuing, the Trustee may take all actions it deems necessary or appropriate, including, but not limited to, foreclosing upon the Collateral in accordance with the Security Documents and applicable law, subject, however, to the terms of the Intercreditor Agreement. Subject to the terms of the Intercreditor Agreement, the proceeds received from the sale of any Collateral that is the subject of a foreclosure or collection suit shall be applied in accordance with the priorities set forth in Section 6.10. Subject to the terms of the Intercreditor Agreement, the Trustee has the power to institute and maintain such suits and proceedings as it may deem expedient to prevent impairment of, or to preserve or protect its and the Holders' interest in, the Collateral in the manner set forth in this Indenture.

         (c) Unless an Event of Default shall have occurred and be continuing, the Issuer and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Trustee in the Collateral Account or with the Senior Credit Facility Representative and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon or therefrom.

         SECTION 12.02. RECORDING AND OPINIONS.

         (a) The Issuer shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien in the Collateral granted by the Security Documents, including, without limitation, the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. The Issuer shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Security Documents, any amendments thereto and any other instruments of further assurance required pursuant to the Security Documents.

         (b) The Issuer shall, to the extent required by the TIA, furnish to the Trustee, at closing and at such other time as required by Section 314(b) of the TIA, Opinion(s) of Counsel either (i) substantially to the effect that, in the opinion of such counsel, this Indenture and the grant of a Lien in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien in the Collateral created by the Security Documents (other than as stated in such opinion) and reciting the details of such action, and stating that as to the Lien created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien. In rendering such opinions, legal counsel may rely on certificates of officers of the Issuer and/or the Subsidiaries with respect to factual matters.

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         (c)   The Issuer shall furnish to the Trustee on March 15th in each year, beginning with March 15, 2003, an Opinion of Counsel, dated as of such date, either (i)(A) stating that, in the opinion of such counsel, all required action has been taken with respect to the recording, filing, re-recording and refiling of all supplemental indentures, financing statements, continuation statements and other documents as is necessary to maintain the Lien of this Indenture and the Security Documents (other than as stated in such opinion) and reciting with respect to the Lien in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and
(B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements and other documents have been executed and filed that are necessary as of such date and during the succeeding 24 months fully to maintain the Lien of the Holders and the Trustee hereunder and under the Security Documents with respect to the Collateral (other than as stated in such opinion), or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. In rendering such opinions, legal counsel may rely on certificates of officers of the ISSUER and/or the Subsidiaries with respect to factual matters.

         SECTION 12.03. RELEASE OF COLLATERAL.

         (a) The Trustee, in its capacity as secured party under the Security Documents, shall not at any time release Collateral from the Lien created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents or required by the terms of the Intercreditor Agreement.

         (b) Except as provided in the Intercreditor Agreement, at any time when an Event of Default shall have occurred and be continuing, the Trustee shall not release any Liens granted for the benefit of the Holders and no release of Collateral given at such time pursuant to the provisions of this Indenture and the Security Documents shall be effective as against the Holders of the Notes.

         (c) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Issuer, any of its Subsidiaries or in any Affiliate of the Issuer and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or Person performing similar functions to any of the foregoing for the Issuer or any of its Subsidiaries. The Trustee shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

         SECTION 12.04. SPECIFIED RELEASES OF COLLATERAL.

         (a) The Issuer and the Subsidiary Guarantors shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and of the Security Documents or an assignment of such Lien to a Person designated by the Issuer upon compliance with the conditions precedent set forth in Section 8.01 for satisfaction and discharge of this Indenture or for Legal Defeasance or Covenant Defeasance pursuant to Section 8.01. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article Eight), the Trustee shall forthwith take all necessary action (at the request of and the expense of the Issuer) to release and reconvey to the relevant Person all of the Collateral, and shall deliver such Collateral in its possession to the Issuer, including, without limitation, the execution and delivery of releases and satisfactions wherever required.

         (b) Upon compliance by the Issuer with the conditions set forth below in respect of any sale, transfer or other disposition, the Trustee shall release the Released Interests from the Lien of this Indenture and the Security Documents and reconvey the Released Interests to the Issuer or the grantor of the Lien on such property. The ISSUER will have the right to obtain a release of items of Collateral (the "RELEASED INTERESTS") subject to any sale, transfer or other disposition, or owned by a Subsidiary the Capital Stock of which is sold in compliance with the terms of this

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Indenture such that it ceases to be a Subsidiary, or that is the subject of a farmout allowed by the terms of Section 4.31, upon compliance with the condition that the Issuer deliver to the Trustee the following:

         (i) a written notice in the form of an Officers' Certificate requesting the release of Released Interests:

               (A)    describing the proposed Released Interests,

               (B) specifying the value of such Released Interests or such Capital Stock, as the case may be, on a date within 60 days of the Issuer notice (the "VALUATION DATE"),

               (C) stating that the consideration to be received is at least equal to the fair market value of the Released Interests, provided that this clause (C) is not applicable with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31,

               (D) stating that the release of such Released Interests will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral,

               (E) confirming the sale or exchange of, or an agreement to sell or exchange, such Released Interests or such Capital Stock, as the case may be, is a bona fide sale to or exchange with a Person that is not an Affiliate of the ISSUER or, in the event that such sale or exchange is to or with a Person that is an Affiliate, confirming that such sale or exchange is made in compliance with the provisions set forth in Section 4.11, provided that this clause (E) is not applicable with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31,

               (F) in the event there is to be a contemporaneous substitution of property for the Collateral subject to the sale, transfer or other disposition, specifying the property intended to be substituted for the Collateral to be disposed of, and

               (G) with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31, stating that the farmout to which the Released Interests are (or are to be) subject complies with Section 4.31 of this Indenture,

         (ii)  an Officers' Certificate stating that:

               (A) such sale, transfer or other disposition complies with the terms and conditions of this Indenture, including the provisions set forth in Sections 4.10, 4.11, 4.14, 4.16 and 4.31, to the extent any of the foregoing are applicable,

               (B) all Net Cash Proceeds from the sale, transfer or other disposition of any of the Released Interests or such Capital Stock, as the case may be, will be applied pursuant to the provisions of this Indenture in respect of the deposit of proceeds into the Collateral Account as contemplated by this Indenture and in respect of Asset Sales, to the extent applicable, provided that this clause (B) is not applicable with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31,

               (C) there is no Default or Event of Default in effect or continuing on the date thereof or the date of such sale, transfer or other disposition,

               (D) the release of the Collateral will not result in a Default or Event of Default under this Indenture,

               (E) upon the delivery of such Officers' Certificate, all conditions precedent in this Indenture relating to the release in question will have been complied with,

               (F) such sale, transfer or other disposition is not between the Issuer and any of its Subsidiaries or between Subsidiaries, provided that this clause (F) is not applicable with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31, and

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               (G)    such sale, transfer or other disposition is not a sale,
transfer or other disposition that is excluded from the definition of "Asset Sale" because it was a sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer in a transaction which was made in compliance with the provisions of Section 5.01, provided that this clause (G) is not applicable with respect to a release to be given in connection with a farmout permitted pursuant to Section 4.31, and

         (iii) all documentation required by the TIA, if any, prior to the release of Collateral by the Trustee and, in the event there is to be a contemporaneous substitution of property for the Collateral subject to such sale, transfer or other disposition, all documentation necessary to effect the substitution of such new Collateral.

         (c) Notwithstanding the provisions of Section 12.04(b), so long as no Event of Default shall have occurred and be continuing, the ISSUER may, without satisfaction of the conditions set forth in Section 12.04(b) above, all to the extent consistent with Sections 4.03, 4.05, and 4.07: (i) sell or otherwise dispose of any equipment or inventory subject to the Lien of this Indenture and the Security Documents, which may have become worn out or obsolete, (ii) abandon, terminate, cancel, release or make alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents, (iii) surrender or modify any franchise, license or permit subject to the Lien of this Indenture or any of the Security Documents which it may own or under which it may be operating, (iv) alter, repair, replace, change the location or position of and add to its structures, machinery, systems, equipment, fixtures and appurtenances, (v) demolish, dismantle, tear down or scrap any obsolete Collateral or abandon any portion thereof, (vi) grant leases or sub-leases in respect of real property to the extent the foregoing does not constitute an Asset Sale, and (vii) dispose of Hydrocarbons or other mineral products for value in the ordinary course of business all in accordance with the terms of the TIA.

         SECTION 12.05. RIGHTS OF PURCHASERS; FORM AND SUFFICIENCY OF RELEASE.

         No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer or any Subsidiary be under any obligation to ascertain or inquire into the authority of the Issuer or such Subsidiary to make such sale or other disposition. In the event that any Person has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of, and the Issuer or any Subsidiary makes written request to the Trustee to furnish a written disclaimer, release or quit-claim of any interest in such property or rights under this Indenture and the Security Documents, the Trustee, in its capacity as secured party under the Security Documents, shall execute, acknowledge and deliver to the Issuer or such Subsidiary (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and the Security Documents and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

         SECTION 12.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

         Subject to the provisions of the applicable Security Document and to the terms of the Intercreditor Agreement, (a) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder and (b) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders or of the Trustee).

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         SECTION 12.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
THE SECURITY DOCUMENTS.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders in accordance with the provisions of
Section 6.10 and the other provisions of this Indenture.

         SECTION 12.08. USE OF TRUST MONEYS.

         The Net Cash Proceeds associated with any Asset Sale and any Net Cash Proceeds associated with any sale, transfer or other disposition of Collateral, to the extent such sale, transfer or other disposition is not an "Asset Sale" by virtue of clause (vi) of the definition thereof, insurance proceeds and condemnation (or similar) proceeds with respect to any Collateral shall be deposited (A) so long as any Indebtedness under the Senior Credit Agreement or Qualified Senior Affiliate Indebtedness remains outstanding, with the Senior Credit Facility Representative in accordance with the terms of the Intercreditor Agreement, and (B) otherwise into a securities account maintained by the Trustee at its Corporate Trust Office or at any securities intermediary selected by the Trustee having a combined capital and surplus of at least $250,000,000 and having a long-term debt rating of at least "A3" by Moody's and at least "A-" by S&P styled the "Abraxas Collateral Account" (such account being the "COLLATERAL ACCOUNT") which shall be under the control (as such term is defined in Article 9 of the Uniform Commercial Code in effect in the State of New York) of the Senior Credit Facility Representative so long as any Indebtedness under the Senior Credit Agreement or Qualified Senior Affiliate Indebtedness remains outstanding, and thereafter, under the exclusive dominion and control of the Trustee. All amounts on deposit in the Collateral Account shall be treated as financial assets and cash funds on deposit in the Collateral Account may be invested by the Trustee, at the written direction of the Issuer, in Cash Equivalents; PROVIDED, HOWEVER, in no event shall the Issuer have the right to withdraw funds or assets from the Collateral Account except in compliance with the terms of this Indenture, and all assets credited to the Collateral Account shall be subject to a Lien in favor of the Trustee and the Holders.

     Any such funds deposited with the Trustee may be released to the Issuer by Issuer delivering to the Trustee an Officers' Certificate stating:

         (1) no Event of Default has occurred and is continuing as of the date of the proposed release; and

         (2) (A) if such Trust Moneys represent Collateral Proceeds in respect of an Asset Sale, that such funds are otherwise being applied in accordance with Section 4.16, or (B) if such Trust Moneys represent proceeds in respect of a casualty, expropriation or taking, that such funds will be applied to repair or replace property subject of a casualty or condemnation or reimburse the Issuer for amounts spent to repair or replace such property and that attached thereto are invoices or other evidence reflecting the amounts spent or to be spent, or (C) if such Trust Moneys represent proceeds derived from any other manner, that such amounts are being utilized in connection with business of the Issuer and its Subsidiaries in compliance with the terms of this Indenture; and

         (3) all conditions precedent in this Indenture relating to the release in question have been complied with; and

         (4) all documentation required by the TIA, if any, prior to the release of such Trust Moneys by the Trustee has been delivered to the Trustee.

     Notwithstanding the foregoing, (A) if the maturity of the Notes has been accelerated, which acceleration has not been rescinded as permitted by this Indenture, the Trustee shall apply the Trust Moneys credited to the Collateral Account in the manner specified in Section 6.10 to the extent of such Trust Moneys, (B) if the Issuer so elects, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to the Collateral Account to the payment of interest due on any interest payment date, and (C) if the Issuer so elects, by giving written notice to the Trustee, the Trustee shall apply Trust Moneys credited to Pay Down Debt.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                      ABRAXAS PETROLEUM CORPORATION, as Issuer


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Executive Vice President


                                      SANDIA OIL & GAS CORPORATION, as a
                                      Subsidiary Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President


                                      WAMSUTTER HOLDINGS, INC., as a Subsidiary
                                      Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President


                                      SANDIA OPERATING CORP., as a Subsidiary
                                      Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President


                                      WESTERN ASSOCIATED ENERGY CORPORATION, as a Subsidiary Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President


                                      EASTSIDE COAL COMPANY, INC., as a
                                      Subsidiary Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President


                                      GREY WOLF EXPLORATION INC., as a
                                      Subsidiary Guarantor


                                      /s/  Robert W. Carington, Jr.
                                           ------------------------
                                           Vice President

                                       73
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                                      U.S. BANK, N.A., as Trustee


                                      /s/  Frank Leslie, III
                                           -----------------
                                           Vice President

                                       74
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                                                                     EXHIBIT A-1

                                                                 CUSIP No.: [  ]

                          ABRAXAS PETROLEUM CORPORATION
                     11-1/2% SECURED NOTE DUE 2007, SERIES A

No. [  ]                                                                  $[   ]

         ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the "ISSUER", which term includes any successor entities), for value received, promises to pay
to [     ] or registered assigns the principal sum of [      ] Dollars on May 1,
2007.

         Interest Payment Dates:  May 1 and November 1, commencing May 1, 2003

         Record Dates: April 15 and October 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                      ABRAXAS PETROLEUM CORPORATION
ATTEST:

                                      By:
-----------------------------            ---------------------------------------
Secretary                                Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

Certificate of Authentication

         This is one of the 11-1/2% Secured Notes due 2007, Series A, referred to in the within-mentioned Indenture.

                                      U.S. BANK, N.A.,
                                      as Trustee

                                      By:
                                         ---------------------------------------
                                              Authorized Signatory
Date of Authentication:

                              (REVERSE OF SECURITY)

                     11-1/2% Secured Note due 2007, Series A

         1. INTEREST. ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the "ISSUER") promises to pay interest on the principal amount of this Note at the rate per annum shown above, except to the extent a different rate of interest is applicable as provided below. Interest on the Indebtedness evidenced by the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date of the Note. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Upon and during the continuation of an Event of Default, interest on the Notes will accrue at the rate of 16.5% per annum, unless the terms of the Registration Rights Agreement referred to below apply and provide for a higher rate of interest.

                                      A1-1

         The Issuer shall pay interest on overdue principal and to the extent lawful on overdue installments of interest from time to time on demand at the rate of 16.5% per annum, unless the Registration Rights Agreement provides for a higher rate of interest.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest pursuant to which Section 2.12 of the Indenture shall apply) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange (including pursuant to a Series B Exchange Offer (as defined in the Registration Rights Agreement)) after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and, to the extent not prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, and subject to the same limitation, the Issuer may pay principal and interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If the payment of interest in the form of cash is prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, that interest will be paid in the form of PIK Notes in a principal amount equal to the amount of accrued and unpaid interest on the Notes plus an additional 1% per annum accrued interest for the applicable period.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N. A. (the "TRUSTEE") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE AND INTERCREDITOR AGREEMENT. The Issuer issued the Notes under an Indenture, dated as of January 23, 2003 (the "INDENTURE"), among the Issuer, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 11-1/2% Secured Notes due 2007, Series A (the "INITIAL NOTES"). The Notes are limited in aggregate principal amount to $118,250,000.00, plus such additional principal amounts as may be necessary with respect to the issuance of PIK Notes for the payment of interest. The Notes include the Initial Notes, the PIK Notes and the 11-1/2% Secured Notes due 2007, Series B (the "EXCHANGE NOTES"), issued in exchange for the Initial Notes and any PIK Notes issued in lieu of payment of interest on the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the PIK Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general obligations of the Issuer secured by a second lien on the Collateral, subject, however, to the Permitted Liens. Payment of the Notes and the Liens securing the Notes are subordinate to the Indebtedness under the Senior Credit Agreement and the Liens securing such Indebtedness pursuant to the terms of the Intercreditor Agreement.

         5. HOLDERS BOUND TO TERMS OF THE INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below. If the Issuer redeems all or any Notes, the Issuer must also pay all interest accrued and unpaid to the applicable Redemption Date. The Redemption Prices for the Notes during the indicated time periods are as follows:

     PERIOD                                                                            PERCENTAGE
     ------                                                                            ----------
     On the Issue Date.................................................................100.0000%
     On the next Business Day after the Issue Date......................................78.6266%
     From the next Business Day after the Issue Date to 6 months after the Issue Date...80.0429%
     From 6 months after the Issue Date to 12 months after the Issue Date...............91.4592%
     From 12 months after the Issue Date to 18 months after the Issue Date..............97.1674%

                                      A1-2

     From 18 months after the Issue Date to 24 months after the Issue Date..............98.5837%
     Thereafter   .....................................................................100.0000%

         Notwithstanding the foregoing, the Redemption Price for Notes to be redeemed will in no event be less than the then current Adjusted Issue Price. The Issuer can call Notes for redemption on the Issue Date without giving any notice of redemption to the Holders, and Notes called for redemption on the Issue Date will be deemed not to have accrued interest.

         7. NOTICE OF REDEMPTION. With the exception of Notes being redeemed on the Issue Date, as provided above, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

         8. OFFER TO PURCHASE. Section 4.15 of the Indenture provides that, upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

         9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, the Issuer and the Subsidiary Guarantors will be obligated to initiate and consummate an exchange offer pursuant to which the Holders of the Initial Notes issued on the Issue Date and any PIK Notes issued in payment on interest thereon shall have the right to exchange such Notes for the Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as such Notes. The Holders of such Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1.00 and integral multiples of $1.00. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes or portions thereof selected for redemption.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture, the Guarantees, the Intercreditor Agreement (with the joinder of the Senior Credit Facility Representative), the

                                      A1-3

Security Documents or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Guarantees, the Intercreditor Agreement (with the joinder of the Senior Credit Facility Representative), the Security Documents or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of each of the Issuer and the Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, and on the ability of the Issuer and its Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's and its Subsidiaries' assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security and indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason, a Default in payment with respect to a Change in Control Offer, a Default in any requirement under the Indenture to Pay Down Debt, or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in the interest of the Holders. Foreclosure under the Security Documents is subject to the terms of the Intercreditor Agreement.

         18. TRUSTEE DEALINGS WITH ISSUER. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or its creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. GUARANTEES AND COLLATERAL. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders and of Security Documents given to secure Obligations under the Notes and the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

         21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                                      A1-4

         22. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties to the Indenture agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York in any action or proceeding arising out of or relating to this Note.

         23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of each of the Indenture, which has the text of this Note, the Intercreditor Agreement, and the Registration Rights Agreement. Requests may be made to: Abraxas Petroleum Corporation, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                      A1-5

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________, agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Dated:            Signed:
      -----------        -------------------------------------------------------
                                    (Sign exactly as your name appears
                                      on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

                                      A1-6

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.15 [  ]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________

Dated:
      ----------------  --------------------------------------------------------
                                  NOTICE: The signature on this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within Note in
                                  every particular without alteration
                                  or enlargement or any change
                                  whatsoever and be guaranteed.

Signature Guarantee:
                    ------------------------------------------------------------

                                      A1-7

                                                                     EXHIBIT A-2

                                                                 CUSIP No.: [  ]

                          ABRAXAS PETROLEUM CORPORATION
                     11-1/2% SECURED NOTE DUE 2007, SERIES B

No. [   ]                                                                 $[   ]

         ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the "ISSUER", which term includes any successor entities), for value received, promises to pay
to [     ] or registered assigns the principal sum of [     ] Dollars on May 1,
2007.

         Interest Payment Dates:  May 1 and November 1, commencing May 1, 2003

         Record Dates: April 15 and October 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                      ABRAXAS PETROLEUM CORPORATION
ATTEST:

                                      By:
-----------------------------            ---------------------------------------
Secretary                                Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

Certificate of Authentication

         This is one of the 11-1/2% Secured Notes due 2007, Series B, referred to in the within-mentioned Indenture.

                                      U.S. BANK, N.A.,
                                      as Trustee

                                      By:
                                         ---------------------------------------
                                              Authorized Signatory
Date of Authentication:

                              (REVERSE OF SECURITY)

                     11-1/2% Secured Note due 2007, Series B

         1. INTEREST. ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (the "ISSUER") promises to pay interest on the principal amount of this Note at the rate per annum shown above, except to the extent a different rate of interest is applicable as provided below. Interest on the Indebtedness evidenced by the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date of the Note. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Upon and during the continuation of an Event of Default, interest on the Notes will accrue at the rate of 16.5% per annum.

                                      A2-1

         The Issuer shall pay interest on overdue principal and to the extent lawful on overdue installments of interest from time to time on demand at the rate of 16.5% per annum.

         2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest pursuant to which Section 2.12 of the Indenture shall apply) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and, to the extent not prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, and subject to the same limitation, the Issuer may pay principal and interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. If the payment of interest in the form of cash is prohibited by the terms of the Senior Credit Agreement or the Intercreditor Agreement, that interest will be paid in the form of PIK Notes in a principal amount equal to the amount of accrued and unpaid interest on the Notes plus an additional 1% per annum accrued interest for the applicable period.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank, N. A. (the "TRUSTEE") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE AND INTERCREDITOR AGREEMENT. The Issuer issued the Notes under an Indenture, dated as of January 23, 2003 (the "INDENTURE"), among the Issuer, the Subsidiary Guarantors and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Issuer designated as its 11-1/2% Secured Notes due 2007, Series B (the "EXCHANGE NOTES"). The Notes are limited in aggregate principal amount to $118,250,000.00, plus such additional principal amounts as may be necessary with respect to the issuance of PIK Notes for the payment of interest. The Notes include the 11-1/2% Notes due 2007, Series A (the "INITIAL Notes"), the PIK Notes and the Exchange Notes, issued in exchange for the Initial Notes and any PIK Notes issued in lieu of payment of interest on the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the PIK Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general obligations of the Issuer secured by a second lien on the Collateral, subject, however, to the Permitted Liens. Payment of the Notes and the Liens securing the Notes are subordinate to the Indebtedness under the Senior Credit Agreement and the Liens securing such Indebtedness pursuant to the terms of the Intercreditor Agreement.

         5. HOLDERS BOUND TO TERMS OF THE INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         6. REDEMPTION. The Notes will be redeemable, at the Issuer's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below. If the Issuer redeems all or any Notes, the Issuer must also pay all interest accrued and unpaid to the applicable Redemption Date. The Redemption Prices for the Notes during the indicated time periods are as follows:

     PERIOD                                                                            PERCENTAGE
     ------                                                                            ----------
     On the Issue Date.................................................................100.0000%
     On the next Business Day after the Issue Date......................................78.6266%
     From the next Business Day after the Issue Date to 6 months after the Issue Date...80.0429%
     From 6 months after the Issue Date to 12 months after the Issue Date...............91.4592%
     From 12 months after the Issue Date to 18 months after the Issue Date..............97.1674%
     From 18 months after the Issue Date to 24 months after the Issue Date..............98.5837%
     Thereafter   .....................................................................100.0000%

                                      A2-2

         Notwithstanding the foregoing, the Redemption Price for Notes to be redeemed will in no event be less than the then current Adjusted Issue Price. The Issuer can call Notes for redemption on the Issue Date without giving any notice of redemption to the Holders, and Notes called for redemption on the Issue Date will be deemed not to have accrued interest.

         7. NOTICE OF REDEMPTION. With the exception of Notes being redeemed on the Issue Date, as provided above, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

         Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

         8. OFFER TO PURCHASE. Section 4.15 of the Indenture provides that, upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

         9. REGISTRATION RIGHTS. Holders of Exchange Notes shall be entitled to receive certain additional interest payments upon certain conditions pursuant to and in accordance with the terms of the Registration Rights Agreement.

         10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1.00 and integral multiples of $1.00. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes or portions thereof selected for redemption.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Issuer at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but including, under certain circumstances, its obligation to pay the principal of and interest on the Notes but without affecting the rights of the Holders to receive such amounts from such deposits).

         14. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture, the Guarantees, the Intercreditor Agreement (with the joinder of the Senior Credit Facility Representative), the Security Documents or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Guarantees, the Intercreditor Agreement (with the joinder of the Senior Credit Facility Representative), the Security Documents or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any

                                      A2-3
requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of each of the Issuer and the Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, issue Preferred Stock of its Subsidiaries, and on the ability of the Issuer and its Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's and its Subsidiaries' assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         16. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         17. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security and indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason, a Default in payment with respect to a Change in Control Offer, a Default in any requirement under the Indenture to Pay Down Debt, or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in the interest of the Holders. Foreclosure under the Security Documents is subject to the terms of the Intercreditor Agreement.

         18. TRUSTEE DEALINGS WITH ISSUER. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

         19. NO RECOURSE AGAINST OTHERS. No partner, director, officer, employee or stockholder, as such, of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or its creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         20. GUARANTEES AND COLLATERAL. This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders and of Security Documents given to secure Obligations under the Notes and the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

         21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         22. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties to the Indenture agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York in any action or proceeding arising out of or relating to this Note.

         23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint

                                      A2-4
tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         24. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of each of the Indenture, which has the text of this Note and the Intercreditor Agreement. Requests may be made to: Abraxas Petroleum Corporation, 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

                                      A2-5

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________, agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


Dated:            Signed:
      -----------        -------------------------------------------------------
                                    (Sign exactly as your name appears
                                      on the other side of this Note)

Signature Guarantee:
                    ------------------------------------------------------------

                                      A2-6

                      [OPTION OF HOLDER TO ELECT PURCHASE]

         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, check the appropriate box:

                  Section 4.15 [  ]

         If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$___________

Dated:
      ----------------  --------------------------------------------------------
                                  NOTICE: The signature on this
                                  assignment must correspond with
                                  the name as it appears upon the
                                  face of the within Note in
                                  every particular without alteration
                                  or enlargement or any change
                                  whatsoever and be guaranteed.

Signature Guarantee:
                    ------------------------------------------------------------

                                      A2-7

                                                                       EXHIBIT B

                Form of Additional Provisions In Assignment Form
                            For Restricted Securities

         So long as this Note is a Restricted Security, in connection with any transfer the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1)      / /   to an Issuer or a Subsidiary thereof; or

(2)      / /   pursuant to and in compliance with Rule 144A under the Securities
               Act of 1933, as amended; or

(3)      / /   to an "accredited investor" (as defined in Rule 501 under the
               Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)      / /   outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)      / /   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)      / /   pursuant to an effective registration statement under the
               Securities Act of 1933, as amended; or

(7)      / /   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuer as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

         / /   The transferee is an Affiliate of the Issuer.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4), (5) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated:            Signed:
      -----------        -------------------------------------------------------
                                         (Sign exactly as name
                                         appears on the other side
                                         of this Note)

Signature Guarantee:

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the ISSUER as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------                 ----------------------------------------------
                                  NOTICE: To be executed by
                                          an executive officer

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                    [    ], [  ]

[       ]
[       ]
[       ]

Ladies and Gentlemen:

         In connection with our proposed purchase of 11-1/2% Secured Notes due 2007 (the "NOTES") of Abraxas Petroleum Corporation (the "ISSUER"), we confirm that:

               1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable State securities laws.

               2. We understand that the offer and sale of the Notes to us or our predecessors have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer, or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iii) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act (provided that any such sale or transfer in Canada or to or for the benefit of a Canadian resident must be effected pursuant to an exemption from the prospectus and registration requirements under applicable Canadian securities laws), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

               3. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee or the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

               4. We are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

               5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Issuer, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,

                                      [Name of Transferee]


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                                    [    ], [  ]

[       ]
[       ]
[       ]
[       ]

         Re:   Abraxas Petroleum Corporation (the "ISSUER")
               11-1/2% Secured Notes due 2007 (the "NOTES")

                                   ----------

Ladies and Gentlemen:

         In connection with our proposed sale of $[ ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a Person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

               You, the Issuer and counsel for the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]


                                      By:
                                         ---------------------------------------
                                              Authorized Signatory

                                                                       EXHIBIT E

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of January 23, 2003, among Abraxas Petroleum Corporation, a Nevada corporation, as issuer (the "ISSUER"), the Subsidiary Guarantors party thereto, and U.S. Bank, N. A., as trustee (the "TRUSTEE"), as amended or supplemented (the "INDENTURE").

         The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Subsidiary Guarantor hereby agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in the City of New York in any action or proceeding arising out of or relating to this Guarantee.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guarantee to be duly executed.

Date:
     -----------------

                                      SANDIA OIL & GAS CORPORATION, as Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      WAMSUTTER HOLDINGS, INC., as Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      SANDIA OPERATING CORP., as Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      WESTERN ASSOCIATED ENERGY CORPORATION, as
                                      Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      EASTSIDE COAL COMPANY, INC., as Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      GREY WOLF EXPLORATION INC., as Guarantor


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") is dated as of, among [SUBSIDIARY GUARANTOR] (the "NEW SUBSIDIARY GUARANTOR"), a subsidiary of Abraxas Petroleum Corporation, a Nevada corporation (the "ISSUER"), the Issuer and U.S. Bank, N.A., as trustee under the Indenture referred to below (the "TRUSTEE").

                                    RECITALS:

         WHEREAS the Issuer, Sandia Oil & Gas Corporation, a Texas corporation ("SANDIA"), Wamsutter Holdings, Inc., a Wyoming corporation ("WAMSUTTER"), Sandia Operating Corp., a Texas corporation ("SANDIA OPERATING"), Western Associated Energy Corporation, a Texas corporation ("WESTERN ASSOCIATED"), Eastside Coal Company, Inc., a Colorado corporation ("EASTSIDE COAL") and Grey Wolf Exploration Inc., an Alberta corporation ("NEWCO CANADA" and together with Sandia, Wamsutter, Sandia Operating, Western Associated and Eastside Coal, the "SUBSIDIARY GUARANTORS") have heretofore executed and delivered to the Trustee an Indenture (the "INDENTURE") dated as of January 23, 2003, providing for the issuance of the Issuer's 11-1/2% Secured Notes due 2007 (the "NOTES"); and

         WHEREAS Section 4.20 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the ISSUER'S obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantor hereby agrees to unconditionally guarantee the ISSUER'S obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

         2. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture, as supplemented hereby, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                      [NEW SUBSIDIARY GUARANTOR]


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      ABRAXAS PETROLEUM CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                      U.S. BANK, N. A.,
                                      as Trustee


                                      By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                        F-2